                                                                  EXECUTION COPY

                             UNDERWRITING AGREEMENT

                                US$1,000,000,000

                        Perpetual Trustee Company Limited
                         MEDALLION TRUST SERIES 2003-1G

              Class A Mortgage Backed Floating Rate Notes Due 2033




                             UNDERWRITING AGREEMENT


                                                   March 13, 2003

J.P. Morgan Securities Inc.
("J.P. MORGAN")
As Representative of the
  Several Underwriters Listed
  in Schedule I
270 Park Avenue - 10 Floor
New York, New York 10017


Ladies and Gentlemen:

         Perpetual Trustee Company Limited, ABN 42 000 001 007, a company incorporated in Australia and registered in New South Wales ("PERPETUAL"), acting in its capacity as trustee of the Medallion Trust Series 2003-1G (the "TRUST", and Perpetual in that capacity being the "ISSUER TRUSTEE"), acting at the direction of Securitisation Advisory Services Pty Limited, ABN 88 064 133 946, a company incorporated in Australia and registered in the Australian Capital Territory, as manager of the Trust (the "MANAGER"), proposes to sell to the several Underwriters listed in Schedule I to this Agreement (the "UNDERWRITERS"), for whom J.P. Morgan is acting as representative (the "REPRESENTATIVE"), US$1,000,000,000 aggregate principal amount of Class A Mortgage Backed Floating Rate Notes due 2033 (the "CLASS A NOTES") issued by the Issuer Trustee. The Manager is a wholly-owned subsidiary of Commonwealth Bank of Australia, ABN 48 123 123 124, a company incorporated in Australia and registered in the Australian Capital Territory, Australia ("CBA").

         The Class A Notes will be secured by the assets of the Trust in accordance with the Security Trust Deed. The assets of the Trust means all assets and property, real and personal, (including choses in action and other rights), tangible and intangible, present or future, held by the Issuer Trustee from time to time, as trustee of the Trust including, among other things: (i) rights specified in the Security Trust Deed and the Note Trust Deed in a pool of variable and fixed rate residential mortgage loans (the "MORTGAGE LOANS") (such rights, the "MORTGAGE LOAN RIGHTS" (as defined on the next page)) and certain moneys received under the Mortgage Loans after March 6, 2003 (the "CUTOFF DATE"), (ii) the benefits of all covenants, agreements, undertakings, representations, warranties and other choses in action in favor of the Issuer Trustee under the Transaction Documents (as defined in the Series Supplement),
(iii) the Collection



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


Account and (iv) all other assets that comprise the Charged Property (as defined in the Security Trust Deed). The Mortgage Loans will be sold to the Issuer Trustee by CBA and Homepath Pty Limited ("HOMEPATH") (in such capacity, the "SELLERS") and will be serviced for the Issuer Trustee by CBA (in such capacity, the "SERVICER").

         The Trust was created pursuant to a master trust deed dated October 8, 1997, as amended from time to time (the "MASTER TRUST DEED") between the Manager and Perpetual and a series supplement dated March 5, 2003 (the "SERIES Supplement"), between CBA (as Seller and Servicer), the Manager and the Issuer Trustee, which describes, among other things, the Trust and the underlying cash flow relating to the Class A Notes. The Class A Notes will be issued pursuant to a Note Trust Deed to be dated March 13, 2003 among the Issuer Trustee, the Manager and The Bank of New York, New York branch (the "US DOLLAR NOTE TRUSTEE").

         The Class A Notes will be issued in an aggregate principal amount of US$1,000,000,000 which is equal to approximately 98.54% of the aggregate balance of the Mortgage Loans as of the Cutoff Date. The Class B Notes will be equal to approximately 1.46% of the aggregate principal amount of the Mortgage Loans as of the Cutoff Date. The assets of the Trust will also secure under the Security Trust Deed, among other things, any Redraw Bonds (as defined in the Series Supplement) that may be issued after the date of this Agreement and the Issuer Trustee's obligations under the Liquidity Facility. The Class B Notes and the Redraw Bonds are collectively referred to as the "A$ SECURITIES." The Class A Notes and the A$ Securities are collectively referred to as the "NOTES."

         The Manager has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "SECURITIES ACT"), a registration statement (Reg. No. 333-75072), including a prospectus, relating to the Class A Notes. The registration statement as amended at the time when it became effective, or, if any post-effective amendment has been filed with respect thereto, as amended by the most recent post-effective amendment at the time of its effectiveness, is referred to in this Agreement as the "Registration Statement", the form of base prospectus included in the Registration Statement as most recently filed with the Commission is referred to as the "BASE PROSPECTUS" and the form of the prospectus which includes the Base Prospectus and a prospectus supplement describing the Class A Notes and the offering thereof (the "PROSPECTUS SUPPLEMENT") which prospectus is first filed on or after the date of this Agreement in accordance with Rule 424(b) is referred to in this Agreement as the "PROSPECTUS".

         When used in this Agreement, "BASIC DOCUMENTS" shall mean collectively: the Master Trust Deed (in so far as it applies to the Trust), the Series Supplement, the Notes, the Security Trust Deed, the Note Trust Deed, the Agency Agreement, the Dealer Agreement, the Liquidity Facility Agreement, the Standby Redraw Facility Agreement, the Currency Swap Agreement, the Interest Rate Swap Agreement, the Mortgage Insurance Policies, any other document which is agreed to by the Manager and the Issuer Trustee to be a Transaction Document in relation to the Trust under clause 1.6(a)(i) of the Series Supplement, the DTC Letter of Representations, any undertakings given to Euroclear or Clearstream Banking, societe anonyme ("CLEARSTREAM") in connection with the Book Entry Notes, and any other contract, agreement or instrument which is specified in the draft settlement agenda dated March 11, 2003 prepared by Clayton Utz in



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connection with the issuance and sale of the Class A Notes. CBA and the Manager are each a "CBA PARTY" and collectively are referred to as the "CBA Parties". "EFFECTIVE DATE" shall mean the latest of the dates that the Registration Statement or the most recent post-effective amendment thereto became effective. "RULE 424" refers to such rule under the Securities Act. To the extent not defined herein, capitalized terms used herein have the meanings assigned to such terms in the Series Supplement.

         In this Agreement, a reference to the Issuer Trustee is a reference to the Issuer Trustee in its capacity as trustee of the Trust only, and in no other capacity and reference to the assets, business, property or undertaking of the Issuer Trustee, unless otherwise stated, is a reference to the Issuer Trustee in that capacity only.

         Each of the CBA Parties and the Issuer Trustee hereby agrees with the Underwriters as follows:

         1. Purchase and Sale.

            (a) The Issuer Trustee, at the direction of the Manager, agrees to sell, and the Manager agrees to direct the Issuer Trustee to sell, the Class A Notes to the several Underwriters as hereinafter provided, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase, severally and not jointly, from the Issuer Trustee, the respective principal amounts of Class A Notes set forth opposite such Underwriter's name in Schedule I hereto at a price equal to 100% of their principal amount.

            (b) In connection with such purchase, CBA will pay in immediately available funds to the Underwriters the commissions payable under the letter agreement relating to fees and expenses between CBA and the Representative ("FEE LETTER").

            (c) J.P. Morgan agrees to pay for any expenses incurred by the CBA Parties in connection with any "roadshow" presentation to potential investors.

         2. Offering. The CBA Parties and the Issuer Trustee understand that the Underwriters intend to make a public offering of their respective portions of the Class A Notes upon the terms set forth in the Prospectus as soon after (A) the Registration Statement has become effective and (B) the parties hereto have executed and delivered this Agreement, as in the judgment of J.P. Morgan is advisable.

         3. Delivery and Payment. Payment for the Class A Notes shall be made by wire transfer in immediately available funds to the account specified by the Issuer Trustee to J.P. Morgan no later than 12:00 noon, New York City time on March 21, 2003, or at such other time on the same or such other date, not later than the fifth Business Day thereafter, as J.P. Morgan and the Manager may agree upon in writing. The time and date of such payment are referred to herein as the "CLOSING DATE". As used herein, the term "BUSINESS DAY" means any day other than a day on which banks are permitted or required to be closed in New York City, Sydney and London.



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


         Payment for the Class A Notes shall be made against delivery to the nominee of the Depository Trust Company for the account of J.P. Morgan and for the respective accounts of the several Underwriters of one or more fully registered global book-entry notes (the "BOOK-ENTRY NOTES") representing US$1,000,000,000 in aggregate Principal Amount of Class A Notes, with any transfer taxes payable in connection with the transfer to the Underwriters of the Class A Notes duly paid by the Issuer Trustee. The Book-Entry Notes will be made available for inspection by J.P. Morgan at the offices of Mayer Brown, Rowe & Maw at 1675 Broadway, New York, New York 10019 not later than 1:00 P.M., New York City time, on the Business Day prior to the Closing Date. Interests in any Book Entry Notes will be held only in Book Entry form through DTC, except in limited circumstances described in the Prospectus.

         4. Representations and Warranties.


         I.  Representations and Warranties of the Issuer Trustee.

         The Issuer Trustee represents and warrants to each Underwriter and the CBA Parties as of the date of this Agreement and as of the Closing Date, and agrees with each Underwriter and the CBA Parties, that:

            (a) since the respective dates as of which information is provided in the Prospectus, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the general affairs, business, prospects, management, or results of operations, condition (financial or otherwise) of Perpetual or the Trust except as disclosed in the Prospectus which is material in the context of performing the Issuer Trustee's obligations and duties under the Notes and each Basic Document to which it is or is to be party;

            (b) Perpetual has been duly incorporated and is validly existing as a corporation under the laws of Australia, with power and authority (corporate and other) to conduct its business as described in the Prospectus, and to enter into and perform the Issuer Trustee's obligations under this Agreement and the Basic Documents and Perpetual has been duly qualified for the transaction of business and is in good standing under the laws of each other jurisdiction in which it conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the transactions contemplated herein or in the Basic Documents;

            (c) Perpetual has duly authorized, executed and delivered this Agreement;

            (d) the Notes have been duly authorized by Perpetual, and, when the Class A Notes have been issued (and duly authenticated by the US Dollar Note Trustee), delivered and paid for pursuant to this Agreement, they will constitute valid and binding obligations of the Issuer Trustee entitled to the benefits of the Note Trust Deed and the Security Trust Deed, subject as to enforceability to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation or other similar laws affecting the enforcement of creditors rights generally and to general equitable principles;

            (e) the execution, delivery and performance by Perpetual of each of the Basic Documents to which it either is, or is to be, a party and this Agreement has been duly authorized


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


by Perpetual and, when executed and delivered by it and the other parties thereto, each of the Basic Documents will constitute a legal, valid and binding obligation of the Issuer Trustee, enforceable against it in accordance with its terms, subject as to enforceability to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation or other similar laws affecting the enforcement of creditors rights generally and to general equitable principles;

            (f) Perpetual is not, nor with the giving of notice or lapse of time or both will be, in violation of or in default under: (i) its constitution or
(ii) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which either it is a party or by which it or any of its properties is bound, except in the case of (ii), for violations and defaults which individually and in the aggregate would not have a material adverse effect on the transactions contemplated in or in the Basic Documents; the issue and sale of the Notes and the performance by the Issuer Trustee of all of the provisions of the Issuer Trustee's obligations under the Notes, the Basic Documents and this Agreement and the consummation of the transactions herein and therein contemplated will not (I) conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject, (II) result in any violation of the provisions of its constitution or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it, or any of its properties; or (III) result in the creation or imposition of any lien or encumbrance upon any of its property pursuant to the terms of any indenture, mortgage, contract or other instrument other than pursuant to the Basic Documents; and no consent, approval, authorization, order, license, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Notes or the consummation by the Issuer Trustee of the transactions contemplated by this Agreement or the Basic Documents, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications as have been obtained under the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (the latter, including such applicable rules and regulations, the "TRUST INDENTURE ACT") and as may be required under state securities or "Blue Sky" Laws in connection with the purchase and distribution of the Class A Notes by the Underwriters;

            (g) other than as set forth in or contemplated by the Prospectus, there are no legal or governmental investigations, actions, suits or proceedings pending or, to its knowledge, threatened against or affecting it or the Trust or to which it is or may be a party or to which it is or may be the subject: (i) asserting the invalidity of this Agreement or of any of the Basic Documents,
(ii) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the Basic Documents by the Issuer Trustee, (iii) that may adversely affect the US Federal or Australian Federal or state income, excise, franchise or similar tax attributes of the Class A Notes, (iv) that could materially and adversely affect the Issuer Trustee's performance of its obligations under, or the validity or enforceability against the Issuer Trustee of, this Agreement or any of the Basic Documents or (v) which could individually or in the aggregate reasonably be expected to have a material adverse effect on the interests of the holders of any of the Class A Notes; and there are no contracts or other documents to which it is party or bound that are required to be filed as an exhibit to the Registration Statement or laws, contracts or other documents required to be


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


described in the Registration Statement or the Prospectus which are not filed or described as required;

            (h) the representations and warranties of the Issuer Trustee contained in the Basic Documents are true and correct in all material respects;

            (i) it has not done or omitted to do anything that might reduce, limit or otherwise adversely affect the right of the Issuer Trustee to be indemnified from the assets of the Trust under Clause 16 of the Master Trust Deed;

            (j) Perpetual has not taken any corporate action and (to the best of its knowledge and belief having made reasonable inquiry and investigation) no other steps have been taken or legal proceedings been started or threatened against it for its winding-up, dissolution or reorganization or for the appointment of a receiver, receiver and manager, administrator, provisional liquidator or similar officer of it or of any or all its assets;

            (k) no stamp or other duty is assessable or payable in, and subject only to compliance with Section 128F of the Income Tax Assessment Act 1936 (the "AUSTRALIAN TAX ACT") in relation to interest payments under the Class A Notes, no withholding or deduction for any taxes, duties, assessments or governmental charges of whatever nature will be imposed or made for or on account of any income, registration transfer or turnover taxes, customs or other duties or taxes of any kind, levied, collected, withheld or assessed by or within, the Commonwealth of Australia or any sub-division of or authority therein or thereof having power to tax in such jurisdiction, in connection with (i) the authorization, execution or delivery of any of the Basic Documents to which it is or is to be a party or with the authorization, execution, issue, sale or delivery of the Class A Notes under this Agreement, (ii) the sale and delivery of the Class A Notes by the Underwriters contemplated in this Agreement and the Prospectus or (iii) the execution, delivery or performance by the Issuer Trustee of any of the Basic Documents to which it is or is to be a party or the Class A Notes; except, in the case of sub clause (iii), for any of the Basic Documents on which nominal stamp duty is payable or any other document executed in connection with the perfection of the Issuer's Trustee's legal title to the Mortgage Loans on which stamp duties or registration fees may be payable;

            (l) the Class A Notes and the obligations of the Issuer Trustee under the Note Trust Deed will be secured (pursuant to the Security Trust Deed) by a first floating charge over the assets of the Trust, subject to the Prior Interest (as defined in the Security Trust Deed); and

            (m) no event has occurred or circumstances arisen which, had the Notes already been issued, would (whether or not with the giving of notice or direction and/or the passage of time and/or fulfillment of any other requirement) oblige it to retire as Issuer Trustee or constitute grounds for its removal as Issuer Trustee under any Basic Document or constitute an Event of Default (as defined in the Security Trust Deed).

         II. Representations and Warranties of the CBA Parties.

         Each CBA Party severally represents and warrants to each Underwriter and the Issuer Trustee as of the date of this Agreement and as of the Closing Date that:


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            (a) since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting (x) the general affairs, business, prospects, management, financial position, stockholders' equity or results of operations of the CBA Parties taken as a whole or (y) the general affairs, business, prospects, condition (financial or otherwise) of the Trust otherwise than as set forth or contemplated in the Prospectus;

            (b) it has been duly incorporated and is validly existing as a corporation under the laws of Australia, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement and the Basic Documents, and, in each case, has been duly qualified or licensed for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification or licensing, other than where the failure to be so qualified or licensed or in good standing would not have a material adverse effect on the transactions contemplated in this Agreement or in the Basic Documents;

            (c) this Agreement has been duly authorized, executed and delivered by it;

            (d) each of the Basic Documents to which it is or is to be a party has been duly authorized by it, upon filing the Note Trust Deed with the Commission the Note Trust Deed will have been duly qualified under the Trust Indenture Act and each of the Basic Documents, when executed and delivered by each CBA Party that is a party to it and the other parties thereto, will constitute a legal, valid and binding obligation of such CBA party, enforceable against it in accordance with its terms, subject as to enforceability to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation or other similar laws affecting the enforcement of creditors rights generally and to general equitable principles; and, in the case of the Manager only, the Class A Notes and the Basic Documents each will conform to the descriptions thereof in the Prospectus;

            (e) it is not, nor with the giving of notice or lapse of time or both would it be, in violation of or in default under, its constitution or any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it or any of its properties is bound, except for violations and defaults which individually and in the aggregate would not have a material adverse effect on the transactions contemplated in this Agreement or in the Basic Documents; the issue and sale of the Notes and the performance by it of all or any obligations it has under the Notes, the Basic Documents and this Agreement and the consummation of the transactions herein and therein contemplated will not (i) conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject, (ii) result in any violation of the provisions of the constitution of a CBA Party or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over a CBA Party, or any of its properties or (iii) result in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract, or other instrument other than pursuant to the Basic Documents; and no



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consent, approval, authorization, order, license, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Class A Notes or the consummation by it of the transactions contemplated by this Agreement or the Basic Documents, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications as have been obtained under the Securities Act, the Trust Indenture Act and as may be required under state securities or Blue Sky Laws of the United States in connection with the purchase and distribution of the Class A Notes by the Underwriters and the registration of the Charge with the ASIC on the Closing Date;

            (f) other than as set forth or contemplated in the Prospectus, there are no legal or governmental investigations, actions, suits or proceedings pending or, to its knowledge, threatened against or affecting it or its properties, the Trust or the Trust's properties, or to which it or the Trust is or may be a party or to which it, the Trust or any property of it or the Trust is or may be the subject, (i) asserting the invalidity of this Agreement or of any of the Basic Documents, (ii) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the Basic Documents, (iii) that may adversely affect the U.S. federal or Australian federal or state income, excise, franchise, stamp duty or similar tax attributes of the Class A Notes, (iv) that could materially and adversely affect its performance of its obligations under, or the validity or enforceability of, this Agreement or any of the Basic Documents or (v) which could individually or in the aggregate reasonably be expected to have a material adverse effect on the interests of the holders of the Class A Notes or the marketability of the Class A Notes; and there are no statutes, regulations, contracts or other documents that are required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus which are not filed or described as required;

            (g) its representations and warranties contained in the Basic Documents are true and correct in all material respects;

            (h) it owns, possesses or has obtained all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all Australian and United States federal, state, local and other governmental authorities (including United States regulatory agencies), all self-regulatory organizations and all courts and other tribunals, domestic or foreign, necessary to perform its obligations under this Agreement and the Basic Documents, and it has not received any actual notice of any proceeding relating to revocation or modification of any such license, permit, certificate, consent, order, approval or other authorization; and it is in compliance with all laws and regulations necessary for the performance of its obligations under this Agreement and the Basic Documents;

            (i) it has not taken any corporate action and (to the best of its knowledge and belief having made reasonable inquiry and investigation) no other steps have been taken or legal proceedings been started or threatened against it for its winding-up, dissolution or reorganization or for the appointment of a receiver, receiver and manager, administrator, provisional liquidator or similar officer of it or of any or all of its assets (other than enforcement action taken by CBA over its assets);



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


            (j) no stamp or other duty is assessable or payable in, and subject only to compliance with Section 128F of the Australian Tax Act in relation to payments under the Class A Notes, no withholding or deduction for any taxes, duties, assessments or governmental charges of whatever nature is imposed or made for or on account of any income, registration, transfer or turnover taxes, customs or other duties or taxes of any kind, levied, collected, withheld or assessed by or within, the Commonwealth of Australia or any sub-divisions of or authority therein or thereof having power to tax in such jurisdiction, in connection with (i) the authorization, execution or delivery of the Basic Documents to which it is, or is to be, a party or with the authorization, execution, issue, sale or delivery of the Class A Notes and (ii) the execution, delivery or performance by each CBA Party of the Basic Documents to which it is or is to be a party or the Class A Notes; except, in the case of sub clause
(ii), for any of the Basic Documents on which nominal stamp duty is payable or any other document executed in connection with the perfection of the Issuer's Trustee's legal title to the Mortgage Loans on which stamp duties or registration fees may be payable;

            (k) no event has occurred or circumstances arisen which, had the Notes already been issued, would (whether or not with the giving of notice and/or the passage of time and/or the fulfillment of any other requirement) constitute a Manager Default (as defined in the Master Trust Deed) or a Servicer Default (as defined in the Series Supplement); and

            (l) with respect to the A$ Securities: (A) none of the CBA Parties, any "affiliate" (as defined in Rule 144(a)(1), each an "AFFILIATE") of a CBA Party or any person acting on behalf of a CBA Party or an Affiliate of a CBA Party has engaged or will engage in any "directed selling efforts" (within the meaning of Regulation S), (B) each of the CBA Parties, each Affiliate of a CBA Party and any person acting on behalf of a CBA Party or an Affiliate of a CBA Party has offered and sold, and will offer and sell, the A$ Securities only in "offshore transactions" (within the meaning of Regulation S) in compliance with Regulation S and (C) each of the CBA Parties, each Affiliate of a CBA Party and any person acting on behalf of a CBA Party or an Affiliate of a CBA Party has complied and will comply with the offering restrictions requirement of Regulation S.


         III. Representations and Warranties of the Manager.

         The Manager represents and warrants to each Underwriter and the Issuer Trustee as of the date of this Agreement and as of the Closing Date, that:

            (a) the Registration Statement has been declared effective by the Commission under the Securities Act; the conditions to the use by the Manager of a Registration Statement on Form S-3 under the Act, as set forth in the General Instructions to Form S-3, have been satisfied with respect to the Registration Statement and the Prospectus; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Manager, threatened by the Commission; and (i) on the Effective Date of the Registration Statement, the Registration Statement conformed in all material respects to the requirements of the Securities Act, and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein, or necessary to make the statements therein not misleading and (ii) at the time of filing of the Prospectus pursuant to Rule 424(b) and on the Closing Date the Prospectus and the Registration

Statement will conform in all material respects to the requirements of the Securities Act, and such document will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing representations and warranties shall not apply to (i) that part of the Registration Statement which constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act, (ii) statements or omissions in the Registration Statement or the Prospectus made in reliance upon and in conformity with information relating to any Underwriter furnished to any CBA Party in writing by such Underwriter through J.P. Morgan expressly for use therein and (iii) any information in any Computational Materials or ABS Term Sheets (except as to any information or materials provided by a CBA Party to produce such information) required to be provided by the Underwriters to the Manager pursuant to Section 5(v);

            (b) the documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "EXCHANGE ACT") and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective, at the date of the Prospectus and at the Closing Date, did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, no representation or warranty is made as to documents deemed to be incorporated by reference in the Registration Statement as the result of filing any Current Report on Form 8-K at the request of the Underwriters except to the extent such documents accurately reflect or are accurately based upon information furnished by or on behalf of the CBA Parties to the Underwriters for the purpose of preparing such documents;

            (c) Ernst & Young LLP are independent public accountants with respect to CBA and the Manager within the meaning of the Securities Act;

            (d) to the knowledge of the Manager, no event has occurred that would entitle the Manager to direct the Issuer Trustee to retire as trustee of the Trust under clause 19.2 of the Master Trust Deed; and

            (e) the Trust is not and (i) upon the issuance and sale of the Notes as contemplated in this Agreement, (ii) the application of the net proceeds therefrom as described in the Prospectus, (iii) the performance by the parties to the Basic Documents of their respective obligations under the Basic Documents, and (iv) the consummation of the transactions contemplated by the Basic Documents, the Trust will not be required to be registered as an "investment company" within the meaning of the Investment Company Act of 1940, as amended.


         5. Covenants and Agreements.

         I. Covenants and Agreements of the Issuer Trustee.

         The Issuer Trustee covenants and agrees with each of the several Underwriters and each of the CBA Parties as follows:

            (a) to use the net proceeds received by the Issuer Trustee from the sale of the Class A Notes pursuant to this Agreement in the manner specified in the Prospectus under the caption "Use of Proceeds";

            (b) to notify the Representative and the CBA Parties promptly after it becomes actually aware of any matter which would make any of its representations and warranties in this Agreement untrue if given at any time prior to payment being made to the Issuer Trustee on the Closing Date and take such steps as may be reasonably requested by the Representative to remedy the same;

            (c) to pay any stamp duty or other issue, transaction, value added, goods and services or similar tax, fee or duty (including court fees) in relation to the execution of, or any transaction carried out pursuant to, the Agreements or in connection with the issue and distribution of the Class A Notes or the enforcement or delivery of this Agreement;

            (d) to use all reasonable endeavors to procure satisfaction on or before the Closing Date of the conditions referred to in Section 6 below which relate to the Issuer Trustee and, in particular (i) the Issuer Trustee shall execute those of the Basic Documents not executed on the date hereof on or before the Closing Date, and (ii) the Issuer Trustee will assist the Representative to make arrangements with DTC, Euroclear and Clearstream concerning the issue of the Class A Notes and related matters;

            (e) to provide reasonable assistance to the CBA Parties to procure that the charges created by or contained in the Security Trust Deed are registered within all applicable time limits in all appropriate registers;

            (f) to perform all of its obligations under each of the Basic Documents to which it is a party which are required to be performed prior to or simultaneously with closing on the Closing Date;

            (g) not to take, or cause to be taken, any action or knowingly permit any action to be taken which it knows or has reason to believe would result in the Class A Notes not being assigned the ratings referred to in
Section 6(q) below;

            (h) not, prior to or on the Closing Date, amend the terms of any Basic Document nor execute any of the Basic Documents other than in the agreed form without the consent of the Underwriters;

            (i) in connection with the initial distribution of the Class B Notes, it and each person acting on its behalf (other than the CBA Parties, each Affiliate of a CBA Party and the Managers (as defined in the Dealer Agreement)) has not and will not offer for issue, or invite applications for the issue of, the Class B Notes or offer the Class B Notes for sale or invite offers to purchase the Class B Notes to a person, where the offer or invitation is received by that person in Australia, unless the minimum amount payable for the Class B Notes (as the case may be) (after disregarding any amount lent by any of the CBA Parties or any associate (as determined under sections 10 to 17 of the Corporations Act) of any CBA Party) on acceptance of the offer by that person is at least A$500,000 or the offer or invitation otherwise does not require disclosure to investors in accordance with Part 6D.2 of the Corporations Act.


         II. Covenants and Agreements of the CBA Parties.

         The CBA Parties severally covenant and agree with each of the several Underwriters and the Issuer Trustee as follows:

            (a) in the case of the Manager only, to cause the Prospectus, properly completed, and any supplement thereto, to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and to furnish copies of the Prospectus to the Underwriters in New York City prior to 10:00 a.m., New York City time, on the Business Day next succeeding the date of this Agreement in such quantities as the Representative may reasonably request;

            (b) in the case of the Manager only, to deliver, at the expense of the Manager, to the Representative, five signed copies of the Registration Statement (as originally filed) and each amendment thereto, in each case including exhibits, and to each other Underwriter a conformed copy of the Registration Statement (as originally filed) and each amendment thereto, in each case without exhibits and, during the period mentioned in paragraph (f) below, to each of the Underwriters as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) as the Representative may reasonably request. The Manager will furnish or cause to be furnished to the Representative copies of all reports required by Rule 463 under the Act;

            (c) in the case of the Manager only, before filing any amendment or supplement to the Registration Statement or the Prospectus, to furnish to the Representative a copy of the proposed amendment or supplement for review and not to file any such proposed amendment or supplement to which the Representative reasonably objects;

            (d) in the case of the Manager only, to advise the Representative promptly, and to confirm such advice in writing, (i) when the Prospectus, and any supplement thereto, shall have been filed with the Commission pursuant to Rule 424(b), (ii) when any amendment to the Registration Statement has been filed or becomes effective, (iii) when any supplement to the Prospectus or any amendment to the Prospectus has been filed and to furnish the Representative with copies thereof, (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for any additional information, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Prospectus or the initiation or threatening of any proceeding for that purpose, and (vi) of the occurrence of any event, within the period referenced in paragraph (f) below, as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances when the Prospectus is delivered to a purchaser, not misleading and to use its best efforts to prevent the issuance of any such stop order, or of any order preventing or suspending the use of the Prospectus, or of any order suspending the qualification of the Class A

Notes, or notification of any such order thereof and, if issued, to obtain as soon as possible the withdrawal thereof;

            (e) to advise the Representative promptly, and to confirm such advice in writing of the receipt by a CBA Party of any notification with respect to any suspension of the qualification of the Class A Notes for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

            (f) in the case of the Manager only, if, during such period of time after the first date of the public offering of the Class A Notes as in the opinion of counsel for the Underwriters a prospectus relating to the Class A Notes is required by law to be delivered in connection with sales by an Underwriter or a dealer, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare and furnish, at the expense of the CBA Parties, to the Underwriters and to the dealers (whose names and addresses the Representative will furnish to CBA) to which Class A Notes may have been sold by the Representative on behalf of the Underwriters and to any other dealers upon request, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law;

            (g) in the case of the Manager only, to endeavor to qualify the Class A Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request and to continue such qualification in effect so long as reasonably required for distribution of the Class A Notes; provided that the Manager shall not be required to file a general consent to service of process in any jurisdiction;

            (h) in the case of the Manager only, to make generally available to the holders of the Class A Notes and to the Representative as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Trust occurring after the effective date of the Registration Statement, which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder;

            (i) in the case of the Manager only, so long as the Class A Notes are outstanding, to furnish to the Representative (i) copies of each certificate, the annual statement of compliance and the annual independent certified public accountant's audit report on the financial statements furnished to the Issuer Trustee pursuant to the Basic Documents by first class mail as soon as practicable after such statements and reports are furnished to the Issuer Trustee, (ii) copies of each amendment to any of the Basic Documents,
(iii) on each Determination Date or as soon thereafter as practicable, notice by telex or facsimile to the Representative of the Pool Factor as of the related Record Date, (iv) copies of all reports or other communications (financial or other) furnished to holders of the Class A Notes, and copies of any reports and financial statements furnished to or filed with the Commission, any governmental or regulatory authority or any national securities exchange, and (v) from time to time such other information concerning the Trust or the CBA Parties as the Representative may reasonably request;

            (j) to the extent, if any, that the ratings provided with respect to the Class A Notes by the Rating Agencies are conditional upon the furnishing of documents or the taking of any other action by a CBA Party or the Issuer Trustee, the relevant CBA Party shall use its best efforts to furnish such documents and take any other such action or, in the case of the Issuer Trustee, it will use its best efforts to procure the Issuer Trustee to do so;

            (k) not to take, or cause to be taken, any action and will not knowingly permit any action to be taken which it knows or has reason to believe would result in the Class A Notes not being assigned the rating referred to in
Section 6(q) below;

            (l) in the case of the Manager only, to assist J.P. Morgan in making arrangements with DTC, Euroclear and Clearstream concerning the issue of the Book-Entry Notes and related matters;

            (m) in the case of the Manager only, if required, to register the Class A Notes pursuant to the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable as such requirement comes into effect but no later than when such registration may become required by law;

            (n) in the case of CBA only, whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay, or cause to be paid, all fees costs and expenses incident to the performance of the CBA Parties' obligations under this Agreement, including, without limiting the generality of the foregoing, all fees, costs and expenses:
(i) incident to the preparation, issuance, execution, authentication and delivery of the Notes, including any fees, costs and expenses of the US Dollar Note Trustee or any transfer agent, (ii) incident to the preparation, printing and filing under the Securities Act of the Registration Statement and the Prospectus (including in each case all exhibits, amendments and supplements thereto), (iii) incurred in connection with the registration or qualification and determination of eligibility for investment of the Class A Notes under the laws of such jurisdictions as the Underwriters may designate (including fees of counsel for the Underwriters and their disbursements with respect thereto), (iv) in connection with the listing of the Notes on any stock exchange, (v) related to any filing with National Association of Securities Dealers, Inc., (vi) in connection with the printing (including word processing and duplication costs) and delivery of this Agreement, the Basic Documents, the Preliminary and Supplemental Blue Sky Memoranda and any Legal Investment Survey and the furnishing to Underwriters and dealers of copies of the Registration Statement and the Prospectus, including mailing and shipping, as provided in this Agreement, (vii) the CBA Parties' counsel and accountants and the Underwriters' counsel fees and disbursement that are chargeable to CBA, and (viii) payable to rating agencies in connection with the rating of the Notes. However, J.P. Morgan shall be responsible for any expenses incurred by the CBA Parties in connection with any "roadshow" presentation to potential investors;

            (o) to indemnify and hold harmless the Underwriters against any documentary, stamp or similar issue tax, including any interest and penalties, on the creation, issue and sale of the Class A Notes in accordance with this Agreement and on the execution and delivery of this Agreement and any value added tax or goods and services tax payable in connection with any concessions, commissions and other amounts payable or allowable by the

Issuer Trustee; to make all payments to be made by the CBA Parties or the Issuer Trustee under this Agreement without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the relevant CBA Party is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the relevant CBA Party shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amount that would have been received if no withholding or deduction had been made;

            (p) in the case of the Manager only, to file the Computational Materials and ABS Term Sheets (if any) provided to it by the Underwriters under
Section 5(V) with the Commission pursuant to a Current Report on Form 8-K by 10:00 a.m. on the morning the Prospectus is filed pursuant to Rule 424(b) or, in the case of any Collateral Term Sheet required to be filed prior to such date, by 10:00 a.m. on the second Business Day following the first day on which such Collateral Term Sheet has been sent to a prospective investor; provided, however, that prior to such filing of the Computational Materials and ABS Term Sheets (other than any Collateral Term Sheets that are not based on the Pool Information) by the Manager, each Underwriter must comply with its obligations pursuant to subsection 5(V)(b) hereof and the Manager must receive a letter from Ernst & Young LLP, certified public accountants, satisfactory in form and substance to the Manager and its counsel, to the effect that such accountants have performed certain specified procedures, all of which have been agreed to by the Manager, as a result of which they determined that all information that is included in the Computational Materials and ABS Term Sheets (if any) provided by the Underwriters to the Manager for filing on Form 8-K is accurate except as to such matters that are not deemed by the Manager to be material. The Manager shall file any corrected Computational Materials described in Section 5(V) as soon as practicable following receipt thereof. The Manager also will file with the Commission within fifteen days of the issuance of the Class A Notes a Current Report on Form 8-K (for purposes of filing the Basic Documents);

            (q) in connection with the initial distribution of the Class B Notes, it and each person acting on behalf of the CBA Parties, each of whom has agreed and covenanted with the Issuer Trustee and the Manager, with appropriate changes, as follows) has not and will not offer for issue, or invite applications for the issue of, the Class B Notes or offer the Class B Notes for sale or invite offers to purchase the Class B Notes to a person, where the offer or invitation is received by that person in Australia, unless the minimum amount payable for the Class B Notes (as the case may be) (after disregarding any amount lent by any of the CBA Parties or any associate (as determined under sections 10 to 17 of the Corporations Act) of any CBA Party) on acceptance of the offer by that person is at least A$500,000 or the offer or invitation otherwise does not require disclosure to investors in accordance with Part 6D.2 of the Corporations Act; and

            (r) to procure that the charges created by or contained in the Security Trust Deed are registered within all applicable time limits in all appropriate registers.

         III. Selling Restrictions.

            (a) No prospectus in relation to the Class A Notes has been lodged with, or registered by, the Australian Securities and Investments Commission or the Australian Stock

Exchange Limited. Accordingly, each of the Underwriters, severally and not jointly, represents and agrees that it has not offered and will not offer for issue and has not invited and will not invite applications for the issue of the Class A Notes or offer the Class A Notes for sale or invite offers to purchase the Class A Notes to a person, where the offer or invitation is received by that person in Australia.

            (b) Each Underwriter, severally and not jointly, agrees with the Issuer Trustee that, within 30 days of the date of this Agreement, it will have offered the Class A Notes for sale, or invited or induced offers to buy the Class A Notes, in each case by:

                (i) making the Prospectus available for inspection on a Bloomberg source and inviting potential investors to access the Prospectus available on that Bloomberg source; or

                (ii) making hard copies of the Prospectus for the Class A Notes available for collection from that Underwriter in at least its principal office in New York City or London and, in the case of purchasers in the United States, by sending or giving copies of the Prospectus to those purchasers.

            (c) Each Underwriter agrees that it will not sell Class A Notes to, or invite or induce offers for the Class A Notes from:

                (i) any associate of the Issuer Trustee or a CBA Party specified in Schedule II or Schedule III; or

                (ii) any other associate from time to time specified in writing to the Underwriter by the Issuer Trustee or a CBA Party.

            (d) Each Underwriter, severally and not jointly, agrees to:

                (i) provide written advice to the Issuer Trustee and the Manager within 40 days of the issue of the Class A Notes specifying that it has complied with section 5(III)(b); and

                (ii) cooperate with reasonable requests from the Issuer Trustee for information for the purposes of assisting the Issuer Trustee to demonstrate that the public offer test under section 128F of the Australian Tax Act has been satisfied in respect of the Class A Notes, provided that no Underwriter shall be obliged to disclose:

                      (x) the identity of the purchaser of any Class A Note or any information from which such identity might be capable of being ascertained; or

                      (y) any information the disclosure of which would be contrary to or prohibited by any relevant law, regulation or directive.

            (e) Each Underwriter (severally and not jointly) agrees that:

                (i) it has not offered or sold and, prior to the expiry of a period of six months from the Closing Date, will not offer or sell any Class A Notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, as amended;

                (ii) has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the "FSMA")) received by it in connection with the issue or sale of any Class A notes in circumstances in which Section 21(1) of the FSMA does not apply to the Trust; and

                (iii) has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Class A Notes in, from or otherwise involving the United Kingdom;

            (f) Each Underwriter, severally and not jointly, acknowledges that no action has been taken to permit a public offering of the Class A Notes in any jurisdiction outside the United States where action would be required for that purpose. Each Underwriter will comply with all applicable securities laws and regulations in each jurisdiction in which it purchases, offer, sells or delivers Class A Notes or has in its possession or distributes the Prospectus or any other offering material in all cases at its own expense.


         IV. Manager Direction to Issuer Trustee.

         The Manager hereby directs the Issuer Trustee to do each of the things (or, as the case may be, not to do the things) specified in Section 5(I) and the Issuer Trustee acknowledges and accepts that direction.


         V. Covenants and Agreements of the Underwriters.

            (a) Each Underwriter represents and warrants to and agrees with the Issuer Trustee and the CBA Parties that as of the date of this Agreement and as of the Closing Date, such Underwriter has complied with all of its obligations under this Agreement, including, without limitation, this Section 5(V), and, with respect to all Computational Materials and ABS Term Sheets provided by such Underwriter to the Manager pursuant to this Section 5(V), if any, such Computational Materials and ABS Term Sheets are accurate in all material respects (taking into account the assumptions explicitly set forth in the Computational Materials or ABS Term Sheets), except to the extent of any errors that are caused by errors in the Pool Information, and include all assumptions material to their preparation. The Computational Materials and ABS Term Sheets provided by such Underwriter to the Manager constitute a complete set of all

Computational Materials and ABS Term Sheets delivered by such Underwriter to prospective investors that are required to be filed with the Commission.

            (b) Each Underwriter may prepare and provide to prospective investors Computational Materials and ABS Term Sheets in connection with its offering of the Class A Notes, subject to the following conditions to be satisfied by such Underwriter:

                (i) in connection with the use of Computational Materials, such Underwriter shall comply with all applicable requirements of the No-Action Letter of May 20, 1994 issued by the Commission to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated and Kidder Structured Asset Corporation, as made applicable to other issuers and underwriters by the Commission in response to the request of the Public Securities Association dated May 24, 1994 (collectively, the "KIDDER/PSA LETTER"), as well as the PSA Letter referred to below. In connection with the use of ABS Term Sheets, such Underwriter shall comply with all applicable requirements of the No-Action Letter of February 17, 1995 issued by the Commission to the Public Securities Association (the "PSA LETTER" and, together with the Kidder/PSA Letter, the "NO-ACTION LETTERS");

                (ii) "COMPUTATIONAL MATERIALS" has the meaning given in the No-Action Letters, but shall include only those Computational Materials that have been prepared or delivered to prospective investors by or at the direction of any Underwriter. "ABS TERM SHEETS" and "COLLATERAL TERM Sheets" have the meanings given in the PSA Letter but shall include only those ABS Term Sheets or Collateral Term Sheets that have been prepared or delivered to prospective investors by or at the direction of any Underwriter;

                (iii) (A) All Computational Materials and ABS Term Sheets provided to prospective investors that are required to be filed pursuant to the No-Action Letters shall bear a legend on each page including the following statement:

                "THE INFORMATION HEREIN HAS BEEN PROVIDED SOLELY BY [NAME OF [APPLICABLE] UNDERWRITER]. NEITHER THE ISSUER OF THE NOTES NOR ANY OF ITS AFFILIATES MAKES ANY REPRESENTATION AS TO THE ACCURACY OR COMPLETENESS OF THE INFORMATION HEREIN. THE INFORMATION HEREIN IS PRELIMINARY AND WILL BE SUPERSEDED BY THE APPLICABLE PROSPECTUS AND BY ANY OTHER INFORMATION SUBSEQUENTLY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION."

                    (B) In the case of Collateral Term Sheets, such legend shall also include the following statement:

                "THE INFORMATION CONTAINED HEREIN WILL BE SUPERSEDED BY THE DESCRIPTION OF THE POOL OF HOUSING LOANS CONTAINED IN THE PROSPECTUS SUPPLEMENT RELATING TO THE NOTES AND SUPERSEDES ALL INFORMATION CONTAINED IN ANY COLLATERAL TERM SHEETS RELATING TO THE POOL OF HOUSING LOANS PREVIOUSLY PROVIDED BY [NAME OF [APPLICABLE] UNDERWRITER]."

                Upon reasonable notice and in consultation with the Representative, the Manager shall have the right to require additional specific legends or notations to appear on any Computational Materials or ABS Term Sheets, the right to require changes regarding the use of terminology and the right to determine the types of information appearing therein. Notwithstanding the foregoing, subsections (b)(iii)(A) and
                (b)(iii)(B) will be satisfied if all Computational Materials and ABS Term Sheets bear a legend in a form previously approved in writing by the Manager;

                (iv) Such Underwriter shall provide the Manager with representative forms of all Computational Materials and ABS Term Sheets prior to their first use, to the extent such forms have not previously been approved by the Manager for use by the Underwriters. Such Underwriter shall provide to the Manager, for filing on Form 8-K as provided in Section 5(II)(p), copies (in such format as reasonably required by the Manager) of all Computational Materials and ABS Term Sheets that are required to be filed with the Commission pursuant to the No-Action Letters. Such Underwriter may provide copies of the foregoing in a consolidated or aggregated form including all information required to be filed. All Computational Materials and ABS Term Sheets described in this subsection (b) must be provided to the Manager not later than 10:00 a.m. New York time one Business Day before filing thereof is required pursuant to the terms of this Agreement. Such Underwriter agrees that it will not provide to any investor or prospective investor in the Notes any Computational Materials or ABS Term Sheets on or after the day on which Computational Materials and ABS Term Sheets are required to be provided to the Manager pursuant to this subsection (b) (other than copies of Computational Materials or ABS Term Sheets previously submitted to the Manager in accordance with this subsection (b) for filing pursuant to subsection (b) (vi)) unless such Computational Materials or ABS Term Sheets are preceded or accompanied by the delivery of a Prospectus to such investor or prospective investor;

                (v) All information included in the Computational Materials and ABS Term Sheets shall be generated based on substantially the same methodology and assumptions that are used to generate the information in the Prospectus Supplement as set forth therein; provided, however, that the Computational Materials and ABS Term Sheets may include information based on alternative methodologies or assumptions if specified therein. If any Computational Materials or ABS Term Sheets delivered by such Underwriter that are required to be filed were based on assumptions with respect to the pool of mortgages to be securitized that differ from the final information in relation to the pool of mortgages to be securitized in any material respect or on note structuring terms that were revised in any material respect prior to the printing of the Prospectus, such Underwriter shall prepare revised Computational Materials or ABS Term Sheets, as the case may be, based on the final information with respect to the securitized pool of housing loans and final structuring assumptions, circulate such revised Computational Materials and ABS Term Sheets to all recipients of the preliminary versions thereof that indicated orally to such Underwriter they would purchase all or any portion of the Class A Notes, and include such revised Computational Materials and ABS Term Sheets (marked, "as revised") in the materials delivered to the Manager pursuant to subsection (iv) above;

                (vi) The Manager shall not be obligated to file any Computational Materials or ABS Term Sheets that have been determined to contain any material error or omission, provided that, at the request of the applicable Underwriter, the Manager will file Computational Materials or ABS Term Sheets that contain a material error or omission if clearly marked "superseded by materials dated _________" and accompanied by corrected Computational Materials or ABS Term Sheets that are
                marked "material previously dated        , as corrected." In the
                event that within the period during which the Prospectus relating to the Class A Notes is required to be delivered under the Act, any Computational Materials or ABS Term Sheets delivered by an Underwriter are determined, in the reasonable judgment of the Manager or such Underwriter, to contain a material error or omission, such Underwriter shall prepare a corrected version of such Computational Materials or ABS Term Sheets, shall circulate such corrected Computational Materials and ABS Term Sheets to all recipients of the prior versions thereof that either indicated orally to such Underwriter they would purchase all or any portion of the Class A Notes, or actually purchased all or any portion thereof, and shall deliver copies of such corrected Computational Materials and ABS Term Sheets (marked, "as corrected") to the Manager for filing with the Commission in a subsequent Form 8-K submission (subject to the Manager's obtaining an accountant's comfort letter in respect of such corrected Computational Materials and ABS Term Sheets);

                (vii) If an Underwriter does not provide any Computational Materials or ABS Term Sheets to the Manager pursuant to this subsection (b), such Underwriter shall be deemed to have represented, as of the Closing Date, that it did not provide any prospective investors with any information in written or electronic form in connection with the offering of the Class A Notes that is required to be filed with the Commission in accordance with the No-Action Letters;

                (viii) In the event of any delay in the delivery by such Underwriter to the Manager of all Computational Materials and ABS Term Sheets required to be delivered in accordance with this subsection (b), or in the delivery of the accountant's comfort letter in respect thereof pursuant to subsection (b) (vi) above the Manager shall have the right to delay the release of the Prospectus to investors or to the Underwriters, to delay the Closing Date and to take other appropriate actions, in each case as necessary in order to allow the Manager to comply with its agreement set forth in subsection 5(II)(p) to file the Computational Materials and ABS Term Sheets by the time specified therein;

                (ix) Each Underwriter represents that it has in place, and covenants that it shall maintain internal controls and procedures which it reasonably believes to be sufficient to ensure full compliance with all applicable legal requirements of the No-Action Letters with respect to the generation and use of Computational Materials and ABS Term Sheets in connection with the offering of the Class A Notes.

         Each Underwriter represents and warrants that, if and to the extent it provided any prospective investors with any Computational Materials or ABS Terms Sheets prior to the date hereof in connection with the offering of the Class A Notes, all of the conditions set forth in clauses (i) through (viii) above have been or, to the extent the relevant condition requires action to be taken after the date hereof, will be, satisfied with respect thereto.

         6. Conditions to the Obligations of the Underwriters. The several obligations of the Underwriters hereunder are subject to the performance by the Issuer Trustee and the CBA Parties of their obligations hereunder and to the following additional conditions:

            (a) the Registration Statement shall have become effective, or if a post-effective amendment is required to be filed under the Securities Act, such post-effective amendment shall have become effective, not later than 5:00 P.M., New York City time, on the date hereof; and no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission; the Prospectus used to confirm sales of the Notes shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act and in accordance with Section 5II(a) hereof; and all requests for additional information shall have been complied with to the satisfaction of the Representative;

            (b) the representations and warranties of the Issuer Trustee and the CBA Parties contained herein are true and correct on and as of the Closing Date as if made on and as of the Closing Date and the representations and warranties of the Issuer Trustee and CBA Parties in the Basic Documents will be true and correct on the Closing Date; and the Issuer Trustee and the CBA Parties shall have complied with all agreements and all conditions on the part of each to be performed or satisfied hereunder and under the Basic Documents at or prior to the Closing Date;

            (c) all actions required to be taken and all filings required to be made by the Manager or the Issuer Trustee under the Securities Act prior to the Closing Date for the Notes shall have been duly taken or made;

            (d) subsequent to the execution and delivery of this Agreement and prior to the Closing Date: (x) there shall not have occurred any downgrading in any rating accorded any securities of, or guaranteed by, CBA by any "nationally recognized statistical rating organization" (as such term is defined for purposes of Rule 436(g)(2) under the Securities Act) to: (i) "A2" or worse in the case of the rating accorded by Moody's Investors Service, Inc., (ii) "A" or worse in the case of a rating accorded by Standard & Poor's Ratings Group or
(iii) the equivalent of "A2" or "A" or worse in the case of the rating accorded by any other "nationally recognized statistical rating organization" nor (y) shall any notice have been given of any intended or potential downgrading as is referred to in subclause (x) of this paragraph (d);

            (e) since the date of this Agreement, there shall not have been any material adverse change or any development involving a prospective material adverse change, in or affecting the general affairs, business, prospects, management, financial position, stockholders' equity or results of operations of the Issuer Trustee or any of the CBA Parties, taken as a whole, otherwise than as set forth or contemplated in the Prospectus, the effect of which in the judgment of the Representative makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Class A Notes on the Closing Date on the terms and in the manner contemplated in the Prospectus;

            (f) the Representative shall have received on and as of the Closing Date a certificate of an Authorized Officer of the Issuer Trustee and each CBA Party, with specific knowledge about the party's financial matters, satisfactory to the Representative to the effect set forth in subsections (a) through (e) of this Section;

            (g) the Representative shall have received letters, of (i) Ernst & Young LLP, dated the date of delivery thereof, in form and substance satisfactory to the Representative and counsel for the Underwriters, confirming that they are independent public accountants within the meaning of the Securities Act and the applicable Rules and Regulations and stating in effect that they have performed certain specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature set forth in the Registration Statement and the Prospectus (and any amendments and supplements thereto), agrees with the accounting records of CBA, excluding any questions of legal interpretation; (ii) of PriceWaterhouse Coopers, dated the date of the Computational Materials or ABS Term Sheets, in form and substance as previously agreed to by the Representative and otherwise satisfactory in form and substance to the Underwriters and counsel for the Underwriters, to the effect that such accountants have performed certain specified procedures, all of which have been agreed to by the Representative as a result of which they have determined that the information included in the Computational Materials or ABS Term Sheets (if any), provided by the Underwriters to the Manager for filing on Form 8-K, is accurate and of (iii) PriceWaterhouse Coopers, dated the date of delivery thereof, in form and substance satisfactory to the Representative and counsel for the Underwriters, stating in effect that they have performed certain specified procedures with respect to the Mortgage Loans;

            (h) Sidley Austin Brown & Wood LLP, special United States counsel to the Underwriters, shall have furnished to the Underwriters their written opinion, dated the Closing Date, with respect to the Registration Statement, the Prospectus and other related matters as the Underwriters may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

            (i) Mayer Brown, Rowe & Maw, United States counsel for the CBA Parties, shall have furnished to the Representative their written opinions, dated the Closing Date, in form and substance satisfactory to the Representative, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

            (j) Mayer Brown, Rowe & Maw, United States federal income tax counsel for the CBA Parties shall have furnished to the Representative their written opinion, dated the Closing Date, in form and substance satisfactory to the Representative, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

            (k) Clayton Utz, Australian counsel for the CBA Parties, shall have furnished to the Representative their written opinion, dated the Closing Date, in form and substance satisfactory to the Representative, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

            (l) Clayton Utz, Australian tax counsel for the CBA Parties, shall have furnished to the Representative their written opinion, dated the Closing Date, in form and substance satisfactory to the Representative, and such Australian tax counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

            (m) Mallesons Stephen Jaques, Australian counsel for the Issuer Trustee and the Security Trustee, shall have furnished to the Representative their written opinion, dated the Closing Date, in form and substance satisfactory to the Representative, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

            (n) the Chief Solicitor and General Counsel of CBA shall have furnished to the Representative his written opinion, dated the Closing Date, in form and substance satisfactory to the Representative, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

            (o) Counsel to the Interest Rate Swap Provider and Currency Swap Provider shall have furnished to the Representative their written opinion dated the Closing Date, in form and substance satisfactory to the Representative, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

            (p) the Representative shall have received a letter or letters from each counsel delivering any written opinion to any Rating Agency in connection with the transaction described in this Agreement which opinion is not otherwise described in this Agreement allowing the Representative to rely on such opinion as if it were addressed to the Representative;

            (q) the Representative shall have received copies of letters from Moody's Investors Service, Inc. and Standard & Poor's Ratings Group (the "Rating Agencies") stating that the Class A Notes have been rated AAA or its equivalent by the Rating Agencies;

            (r) the Representative shall have received evidence satisfactory to it and its counsel that on or prior to the Closing Date the Class B Notes have been duly authorized, executed, authenticated, issued and delivered pursuant to the Basic Documents; and

            (s) on or prior to the Closing Date the Issuer Trustee and the CBA Parties shall have furnished to the Representative such further certificates and documents as the Representative shall reasonably request.

         7. Indemnification and Contribution.

            (a) Each of the CBA Parties agrees jointly and severally to indemnify and hold harmless each Underwriter, each affiliate of an Underwriter that assists such Underwriter in the distribution of the Class A Notes and each person, if any, that controls any Underwriter within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, the legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the CBA Parties shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading;

except:

                (i) insofar as any such losses, claims, damages, liabilities, legal fees and other expenses are caused by any untrue statement or omission or alleged untrue statement or omission made (A) in reliance upon and in conformity with information relating to any Underwriter furnished to a CBA Party in writing by such Underwriter through J.P. Morgan expressly for use therein or (B) in the Prepayment and Yield Information (as defined in the next paragraph); or

                (ii) that such indemnity with respect to the Prospectus shall not inure to the benefit of any Underwriter (or any person controlling any

                Underwriter) from whom the person asserting any such loss, claim, damage or liability, purchased the Class A Notes which are the subject hereof, if such person did not receive a copy of the Prospectus (or the Prospectus as amended or supplemented) at or prior to the confirmation of the sale of such Class A Notes to such person, and where such delivery is required by the Securities Act and the alleged untrue statement contained in, or omission of a material fact from the Prospectus was corrected in the Prospectus as amended or supplemented; or

                (iii) to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein relating to any information included in Computational Materials or ABS Term Sheets that have been superseded by revised Computational Materials or ABS Terms Sheets if such Underwriter (A) has not complied with its obligation to circulate revised Computational Materials and ABS Terms Sheets in accordance with Section 5(V) or (B) has not delivered them to the Manager no later than one (1) Business Day after delivery to investors (in the case of (B), to the extent such loss, claim, damage or liability is attributable to the failure to deliver) provided that the CBA Parties shall indemnify each Underwriter to the extent any misstatement or omission is contained in the Pool Information;

         For the purposes of this Agreement, the term "PREPAYMENT AND YIELD INFORMATION" means that portion of the information in the Prospectus (or the Prospectus as amended or supplemented) set forth under the sub-heading "Prepayment and Yield Considerations - Weighted Average Lives", including the table entitled "Percent of Initial Principal Outstanding at the Following Percentages of Constant Prepayment Rate", that is not Pool Information; provided, however, that information set forth under that sub-heading that is not Pool Information shall not constitute Prepayment and Yield Information to the extent such information is inaccurate or misleading in any material respect as a result of it being based on Pool Information that is inaccurate or misleading in any material respect. "POOL INFORMATION" means the information furnished by magnetic tape, diskette or any other computer readable format, or in writing to the Underwriters by any CBA Party regarding the Mortgage Loans.

            (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Manager, its directors, its officers who sign the Registration Statement, the Issuer Trustee and CBA and each person that controls a CBA Party or the Issuer Trustee within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the CBA Parties to each Underwriter, but only with reference to: (i) information relating to such Underwriter furnished to the CBA Parties in writing by such Underwriter through J.P. Morgan expressly for use in the Registration Statement or the Prospectus, any amendment or supplement thereto; and (ii) the Computational Materials and ABS Term Sheets delivered to investors by such Underwriter, except to the extent of any errors in the Computational Materials or ABS Term Sheets that are caused by errors in the Pool Information.

            (c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to subsection
(a) or (b) above, such person (the "INDEMNIFIED PERSON") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PERSON") in writing, and the Indemnifying Person, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding.

         In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless:

                (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary;

                (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; or

                (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.

         It is understood that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Underwriters, each affiliate of any Underwriter which assists such Underwriter in the distribution of the Notes and such control persons of Underwriters shall be designated in writing by J.P. Morgan and any such separate firm for the Manager, its directors, its officers who sign the Registration Statement, CBA and the Issuer Trustee and such control persons of each of the Issuer Trustee and the CBA Parties shall be designated in writing by that party.

         The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by the third sentence of this subsection (c), the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if:

                (iv) such settlement is entered into more than 30 days after receipt by such Indemnifying Person of the aforesaid request; and

                (v) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement.

         No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

            (d) If the indemnification provided for in subsection (a) or (b) above is unavailable to an Indemnified Person in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such subsection, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the CBA Parties and the Issuer Trustee on the one hand and the Underwriters on the other hand from the offering of the Class A Notes or (ii) if the allocation provided by clause
(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the CBA Parties and the Issuer Trustee on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the CBA Parties and the Issuer Trustee on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds from the offering (before deducting expenses) received by the CBA Parties and the Issuer Trustee and the total underwriting discounts and the commissions received by the Underwriters bear to the aggregate public offering price of the Class A Notes. The relative fault of the CBA Parties and the Issuer Trustee on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by a CBA Party or the Issuer Trustee or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The CBA Parties, the Issuer Trustee and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in this subsection (d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 7 are several in proportion to the respective principal amount of Class A Notes set forth opposite their names in Schedule I hereto, and not joint.

         The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

            (e) The indemnity and contribution agreements contained in this
Section 7 and the representations and warranties of the Issuer Trustee and the CBA Parties set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Issuer Trustee or a CBA Party, its officers or directors or any other person controlling the Issuer Trustee or a CBA Party and (iii) acceptance of and payment for any of the Class A Notes.

            (f) To the extent that any payment of damages by a CBA Party pursuant to subsection (a) above is determined to be a payment of damages pursuant to paragraph 15 of Guidance Note AGN 120.3- "Purchase and Supply of Assets (including Securities issued by SPVs)", being a Guidance Note to Prudential Standard APS 120- "Funds Management and Securitisation" or any successor thereto, such payment shall be subject to the terms therein (or the terms of any equivalent provisions in any successor of Prudential Standard APS
120).

         8. Termination. Notwithstanding anything herein contained, this Agreement may be terminated in the absolute discretion of J.P. Morgan, by notice given to the Issuer Trustee and each CBA Party, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the London Stock Exchange or the Australian Stock Exchange, (ii) trading of any securities of or guaranteed by the Issuer Trustee or any CBA Party shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York, Sydney or London shall have been declared by either United States Federal, New York State, Commonwealth of Australia, New South Wales State or United Kingdom authorities, or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of J.P. Morgan, is material and adverse and which, in the judgment of J.P. Morgan, makes it impracticable to market the Class A Notes on the terms and in the manner contemplated in the Prospectus.

         9. Effectiveness of Agreement; Default of Underwriters. This Agreement shall become effective upon the later of (x) execution and delivery hereof by the parties hereto and (y) release of notification of the effectiveness of the Registration Statement (or, if applicable, any post-effective amendment) by the Commission.

         If on the Closing Date any one or more of the Underwriters shall fail or refuse to purchase Class A Notes which it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Class A Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Class A Notes to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Class A Notes set forth opposite their respective names in Schedule I bears to the aggregate principal amount of Class A Notes set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as J.P. Morgan may specify, to purchase the Class A Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Class A Notes that any Underwriter has agreed to purchase pursuant to Section 1 be increased pursuant to this Section 9 by an amount in excess of one-ninth of such principal amount of Class A Notes without the written consent of such Underwriter. If on the Closing Date any Underwriter or Underwriters shall fail or refuse to purchase Class A Notes which it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Class A Notes with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Class A Notes to be purchased on such date, and arrangements satisfactory to J.P. Morgan and the Manager for the purchase of such Notes are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the CBA Parties and the Issuer Trustee. In any such case either J.P. Morgan or the Manager shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

            10. Expenses Upon Termination. If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Issuer Trustee or a CBA Party to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Issuer Trustee or a CBA Party shall be unable to perform its obligations under this Agreement or any condition of the Underwriters' obligations cannot be fulfilled, the CBA Parties jointly and severally agree to reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and expenses of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

            11. Successors. This Agreement shall inure to the benefit of and be binding upon the CBA Parties, the Issuer Trustee, the Underwriters, each affiliate of any Underwriter which assists such Underwriter in the distribution of the Class A Notes, any controlling persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Notes from any Underwriter shall be deemed to be a successor by reason merely of such purchase.


         12. Certain Matters Relating to the Issuer Trustee.

            (a) The Issuer Trustee enters into this Agreement only in its capacity as Trustee of the Trust and in no other capacity. A liability incurred by the Issuer Trustee acting in its capacity as Issuer Trustee of the Trust arising under or in connection with this Agreement is limited to and can be enforced against the Issuer Trustee only to the extent to which it can be satisfied out of Assets of the Trust out of which the Issuer Trustee is actually indemnified for the liability. This limitation of the Issuer Trustee's liability applies despite any other provision of this Agreement (other than section 12(c)) to the contrary and extends to all liabilities and obligations of the Issuer Trustee in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to this Agreement.

            (b) Each Underwriter and each of the CBA Parties may not sue the Issuer Trustee in respect of liabilities incurred by the Issuer Trustee, acting in its capacity as Issuer Trustee of the Trust, in any capacity other than as Issuer Trustee of the Trust including seeking the appointment of a receiver (except in relation to the Assets of the Series Trust), or a liquidator, an administrator or any similar person to the Issuer Trustee or prove in any liquidation, administration or arrangements of or affecting the Issuer Trustee (except in relation to the Assets of the Trust).

            (c) The provisions of this section 12 will not apply to any obligation or liability of the Issuer Trustee to the extent that it is not satisfied because under the Master Trust Deed, this Agreement or any other Transaction Document in relation to the Trust or by operation of law there is a reduction in the extent of the Issuer Trustee's indemnification or exoneration out of the Assets of the Trust, as a result of the Issuer Trustee's fraud, negligence or wilful default (as defined in the Series Supplement).

            (d) It is acknowledged that the Relevant Parties (as defined in the Series Supplement) are responsible under the Basic Documents for performing a variety of obligations relating to the Trust. No act or omission of the Issuer Trustee (including any related failure to satisfy its obligations and any breach of representations and warranties under this Agreement) will be considered fraudulent, negligent or a wilful default for the purpose of section 12(c) to the extent to which the act or omission was caused or contributed to by any failure by any Relevant Party (other than any person for whom the Issuer Trustee is responsible or liable for in accordance with any Transaction Document) to fulfill its obligations relating to the Trust or by any other act or omission of a Relevant Party or any other such person.

         13. Actions by Representative; Notices. Any action by the Underwriters hereunder may be taken by J.P. Morgan Securities Inc. on behalf of the Underwriters, and any such action taken by J.P. Morgan Securities Inc. shall be binding upon the Underwriters. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be given to J.P. Morgan Securities Inc., 270 Park Avenue, 8th Floor, New York, NY 10017 (Facsimile No.: (212) 834-6081); Attention: ABS Syndicate Desk. Notices to CBA and the Manager shall be given to it at Commonwealth Bank of Australia, Level 8, 48 Martin Place, Sydney, NSW, 2000 (Facsimile No.: (612) 9378-2481); Attention: Tim See, Group Treasury. Notices to the Issuer Trustee shall be given to it at Perpetual Trustees Australia Limited, Level 7, 9 Castlereagh Street, Sydney, NSW, 2000 (Facsimile No.: (612) 9221-7870); Attention: Manager, Securitisation.

         14. Counterparts; Applicable Law. This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws provisions thereof.

         15. Submission to Jurisdiction. Each of the CBA Parties and the Issuer Trustee submits to the non-exclusive jurisdiction of any Federal or State court in the City, County and State of New York, United States of America, in any legal suit, action or proceeding based on or arising under this Agreement and agrees that all claims in respect of such suit or proceeding may be determined in any such court. Each of the CBA Parties and the Issuer Trustee waives, to the extent permitted by law, the defense of an inconvenient forum or objections to personal jurisdiction with respect to the maintenance of such legal suit, action or proceedings any objection to the laying of the venue of any such suit, action or proceeding in any Federal or State court in the City, County and State of New York, United States of America. To the extent that each of the CBA Parties and the Issuer Trustee or any of their respective properties, assets or revenues may have or may hereafter become entitled to, or have attributed to it, any right of immunity from any legal action, suit or proceeding, from setoff or counterclaim, from the jurisdiction of any court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such jurisdiction, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with the issuance of the Class A Notes or this Agreement, each of the CBA Parties and the Issuer Trustee hereby irrevocably and unconditionally waives and agrees not to plead or claim any such immunity and consents to such relief and enforcement.


         16. Appointments of Process Agent.

            (a) Each of the CBA Parties hereby designates and appoints Commonwealth Bank of Australia, 599 Lexington Avenue, New York, NY 10022 (Attention: Ian Phillips) (the "CBA Process Agent"), as its authorized agent, upon whom process may be served in any legal suit, action or proceeding based on or arising under or in connection with this Agreement, it being understood that the designation and appointment of Commonwealth Bank of Australia, 599 Lexington Avenue, New York, NY 10022 (Attention: Ian Phillips) as such authorized agent shall become effective immediately without any further action on the part of the each of the CBA Parties. Such appointment shall be irrevocable to the extent permitted by applicable law and subject to the appointment of a successor agent in the United States on terms substantially similar to those contained in this
Section 16 and reasonably satisfactory to J.P. Morgan. If the CBA Process Agent shall cease to act as agent for service of process, each of the CBA Parties shall appoint, without unreasonable delay, another such agent, and notify J.P. Morgan of such appointment. Each of the CBA Parties represents to the Underwriters that it has notified the CBA Process Agent of such designation and appointment and that the CBA Process Agent has accepted the same in writing. Each of the CBA Parties hereby authorizes and directs the CBA Process Agent to accept such service. Each of the CBA Parties further agrees that service of process upon the CBA Process Agent and written notice of that service to it shall be deemed in every respect effective service of process upon it in any such legal suit, action or proceeding. Nothing in this Section 16 shall affect the right of any Underwriter or any person controlling any Underwriter to serve process in any other manner permitted by law.

            (b) The Issuer Trustee hereby designates and appoints CT Corporation System, 111 Eighth Avenue, 13th Floor, New York, NY 10011 (the "IT Process Agent"), as its authorized agent, upon whom process may be served in any legal suit, action or proceeding based on or arising under or in connection with this Agreement, it being understood that the designation and appointment of CT Corporation System as such authorized agent shall become effective immediately without any further action on the part of the Issuer Trustee. Such appointment shall be irrevocable to the extent permitted by applicable law and subject to the appointment of a successor agent in the United States on terms substantially similar to those contained in this Section 16 and reasonably satisfactory to J.P. Morgan. If the IT Process Agent shall cease to act as agent for service of process, the Issuer Trustee shall appoint, without unreasonable delay, another such agent, and notify J.P. Morgan of such appointment. The Issuer Trustee represents to the Underwriters that it has notified the IT Process Agent of such designation and appointment and that the IT Process Agent has accepted the same in writing. The Issuer Trustee hereby authorizes and directs the IT Process Agent to accept such service. The Issuer Trustee further agrees that service of process upon the IT Process Agent and written notice of that service to it shall be deemed in every respect effective service of process upon it in any such legal suit, action or proceeding. Nothing in this Section 16 shall affect the right of any Underwriter or any person controlling any Underwriter to serve process in any other manner permitted by law.

         17. Currency Indemnity. The obligations of the parties to make payments under this Agreement are in U.S. dollars. Such obligations shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in any currency other than U.S. dollars or any other realization in such other currency, whether as proceeds of set-off security, guarantee, distributions, or otherwise, except to the extent to which such tender recovery or realization shall result in the receipt by the party which is to receive such payment of the full amount of the U.S. dollars expressed to be payable under this Agreement. The party liable to make such payment agrees to indemnify the party which is to receive such payment for the amount (if any) by which the full amount of U.S. dollars exceeds the amount actually received, and, in each case, such obligation shall not be affected by judgment being obtained for any other sums due under this Agreement. The parties agree that the rate of exchange which shall be used to determine if such tender, recovery or realization shall result in the receipt by the party which is to receive such payment of the full amount of U.S. dollars expressed to be payable under this Agreement shall be the noon buying rate in New York City for cable transfers in such foreign currency as certified for customs purposes by the Federal Reserve Bank of New York of the business day preceding that on which the judgment becomes a final judgment or, if such noon buying rate is not available, the rate of exchange shall be the rate at which in accordance with normal banking procedures J.P. Morgan Securities Inc. could purchase United States dollars with such foreign currency on the business day preceding that on which the judgment becomes a final judgment.

         If the foregoing is in accordance with your understanding, please sign and return the enclosed counterparts hereof.

                                                Very truly yours,


                                                COMMONWEALTH BANK OF AUSTRALIA


                                                By: /s/ Timothy John See
                                                    ----------------------------
                                                    Name: Timothy John See
                                                    Title: Senior Manager



                                                SECURITISATION ADVISORY SERVICES
                                                PTY LIMITED


                                                By: /s/ Timothy John See
                                                    ----------------------------
                                                    Name: Timothy John See
                                                    Title: Authorised Officer


                                                PERPETUAL TRUSTEE COMPANY
                                                LIMITED in its capacity as
                                                Trustee of the Trust


                                                By: /s/Elizabeth Kench
                                                    ----------------------------
                                                    Name: Elizabeth Kench
                                                    Title: Attorney

Accepted: March 13, 2003

J.P. MORGAN SECURITIES INC.

Acting on behalf of itself and the
several Underwriters listed in
Schedule I hereto.

By: /s/ Anthony Hermann
    -----------------------------
    Name:  Anthony Hermann
    Title: Vice President

                                                        SCHEDULE I







                                                      PRINCIPAL AMOUNT OF
                                                      SECURITIES TO BE PURCHASED
                                                      --------------------------




Underwriter
-----------

J.P. Morgan Securities Inc................................      US$720,000,000
Commonwealth Bank of Australia............................      US$80,000,000
Credit Suisse First Boston Corporation ...................      US$60,000,000
Deutsche Bank Securities Inc..............................      US$80,000,000
Nomura International plc..................................      US$60,000,000
                                                                =============
                                              Total.......      US$1,000,000,000

                                                        SCHEDULE II

                List of 128F(9) Associates of the Issuer Trustee

Perpetual Trustees Australia Ltd

Perpetual Trustee Company Ltd

Perpetual Trustees Nominees Ltd

ACT Nominees Ltd

Perpetual Custodians Ltd

Perpetual Trust Services Limited (formerly Perpetual Trust Limited)

Hunter Nominees Pty Ltd

PT Limited

Perpetrust Nominees Pty Ltd

Perpetual Australia Property Services (NSW) Pty Ltd (formerly Perpetual

Property Services Services Pty Ltd.)

Perpetual Service Network Pty Limited

Investor Marketplace Limited

ASX Perpetual Registrars Limited

Australian Trustees Pty Limited

Australian Trustees Limited

Commonwealth Trustees Pty Limited

Perpetual Services Pty Ltd

Perpetual Australia Pty Limited

Perpetual Nominees Limited (formerly PTA Nominees Limited)

Perpetual Investment Management Limited (formerly Perpetual Management Limited)

Perpetual Trustees SA  Limited

Queensland Trustees Pty Limited

Perpetual Fund Services Limited

Perpetual Superannuation Limited

Perpetual Assets Pty Ltd

Perpetual Asset Management Ltd

Perpetual Trustees Victoria Ltd

Perpetual Executors Nominees Ltd

Midway Nominees Pty Ltd

Perpetual Trustees Queensland Ltd

Perpetual Trustee Company (Canberra) Ltd

Charleville Leasing Ltd

Perpetual Trustees W.A. Ltd

Perpetual Australia Property Services (WA) Pty Ltd (formerly Perpetual Property Agency Pty Limited)

Perpetual Custodians WA Pty Ltd

Terrace Guardians Ltd

Selwest Pty Ltd

Perpetual Trustees Consolidated Limited (formerly AXA Trustees Limited)

Perpetual Nominees Canberra Limited (formerly N.M.L. Nominees (Canberra)
Limited)

Perpetual Custodian Nominees Pty Ltd. (formerly T&G Guardian Corporation Pty
Ltd)

Perpetual Victoria Nominees Pty Ltd. (formerly National Trustee nominees Proprietary Limited)

Wilson Dilworth Finance Pty Limited

Wilson Dilworth Limited

Wilson Dilworth Partnership Pty Ltd

                                                        SCHEDULE III


         List of 128F(9) Associates of the CBA Parties
         ---------------------------------------------

100 King William St Trust

101 Collins Street Pty Ltd

120 Pitt St Trust

155 Macquarie Street Holdings Pty Limited

155 Macquarie Street Pty Limited

175 Pitt St Trust

240 Queen Street Partnership

259 George St Trust

30 Pitt Street Pty Limited

385 Bourke St Trust

515 Queen Street Pty Ltd

9 Hunter Street Partnership

A.C.N  000 252 488 Ltd

A.C.N  002 680 471 Pty Ltd

A.C.N  003 311 546 Pty Limited

A.C.N  004 929 962 Pty Ltd

A.C.N  007 255 521 Pty Ltd

A.C.N  008 521 579 Pty Ltd

A.C.N 008 645 654 Pty Ltd

A.C.N 053 365 950 Pty Ltd

A.C.N 055 939 118 Pty Ltd

A.C.N  080 159 762 Pty Ltd

A.C.N  080 182 163 Pty Ltd

A.C.N  080 182 529 Pty Ltd

A.C.N  080 182 618 Pty Ltd

A.C.N  080 182 761 Pty Ltd

A.C.N  080 182 878 Pty Ltd

A.C.N  080 183 071 Pty Ltd

A.C.N  090 916 813 Pty Ltd

A.C.N  090 916 831 Pty Ltd

A.C.N  090 916 840 Pty Ltd

AAP Centre 259 George Street Joint Venture

ACAPM Holdings A Pty Ltd

ACAPM Holdings B Pty Ltd

ACAPM Pty Ltd

AEFC Investments Pty Limited

Aetna Properties Limited

AFS Life Finance Pty Ltd

AFS Support Services Pty Ltd

AGAL Holdings Pty Ltd

Allara Trust

Allco Leasing Participation No 65

Altona Trust

Antarctic Shipping Pty Ltd

APRC AUST Trust No. 1

APRC AUST Trust No. 2

APRC NZ Trust No. 3

Aquashell Pty Limited

Aquasten Pty Limited

Armraynald Investments Pty Ltd

ASB Bank Limited

ASB Finance Limited

ASB Group (Holdings) Limited

ASB Group (Life) Limited

ASB Group Limited

ASB Holdings Limited

ASB Investments Limited

ASB Life Limited

ASB Management Services Limited

ASB Nominees Limited

ASB Properties Limited

ASB Securities Limited

ASB Smart Cards Limited

Asia Pacific Receivables Corporation Limited

Aurora Place Holdings Pty Limited

Australia Fair Shopping Centre Trust

Australian All Ordinaries Indexed Trust (Ozdaq)

Australian Bank Limited

Australian Eligible Rollover Fund

Australian Industrials Indexed Trust (Ozdaq)

Australian Pastoral Company Pty Limited

Australian Resources Indexed Trust (Ozdaq)

Australian TIC Management Pty Limited

Auz-Com Technologies Pty Ltd

Ayudhya CMG Life Assurance PLC

Balga Pty Limited

Banner Consultancy Services Pty Ltd

Bao Minh CMG Life Insurance Company Ltd

BDSC Pty Limited

Beenleigh Marketplace Partnership

Bennelong Centre Pty Ltd

Berhark Pty Ltd

Better Off Ltd

Binya Pty Limited

Bizserv Pty Ltd

Brookhollow Ave Pty Limited

Burwood Trust

C1 Trust

Caringbah SupaCenta Partnership

CBA (Delaware) Finance Incorporated

CBA (Europe) Finance Limited

CBA Asia Limited

CBA Corporate Services (NSW) Pty Limited

CBA Corporate Services (VIC) Pty Limited

CBA EDSA IT Assets Partnership

CBA Funding (NZ) Limited

CBA IB Unit Trust Listing

CBA Indemnity Co Pty Limited

CBA International Finance Pty Limited

CBA Investments (No 4) Pty Ltd

CBA Investments (No2) Pty Ltd

CBA Investments Limited

CBA Investments Trust

CBA IT Co Pty Limited

CBA Leasing (No 2) Pty Limited

CBA Mitsubishi Motors Australia Ltd Leveraged Lease
Partnership (No.1)

CBA MTE Rail Company Pty Limited

CBA Rail and Tram Company Pty Limited

CBA Specialised Financing Limited

CBA Toyota Motor Corporation Australia Ltd Leveraged Lease

CB-CLA Limited

CB-CLARI Pty Ltd

CB-CLAS Limited

CB-CLFIA Limited

CB-CLHA Limited

CB-CLMM Limited

CB-CLPF Limited

CB-CLPSG Limited

CB-CLRA Pty Ltd

CB-CLSA Limited

CBFC Leasing Pty Limited

CBFC Limited

CBFC Properties Pty Limited

CB-KNSN Pty Ltd

CB-MN Pty Ltd

CC Group Holdings Pty Limited

CC Hampton Ltd

Central Real Estate Holdings Corporation

CFCL Emerging Markets Fund

CFCL Global Bond Fund No 2

CFCL Global Resources Trust

CFCL International Share Fund

CFCL Market Linked Australian Industrial Share (Ordinary Business) Fund

CFCL Market Linked Australian Industrial Share (Superannuation Business) Fund

CFCL Non Market Linked Australian Industrial Share Fund - LGEIT

CFCL North American High Yield Fund

CFCL North Terrace Finance Fund No 1

CFCL North Terrace Finance Fund No 2

CFCL Property Securities (Ordinary Business) Fund

CFCL Property Securities (Superannuation Business) Fund

CFCL Property Trust No 1

CFCL Property Trust No 2

CFCL Property Trust No 3

CFCL Property Trust No 4

CFCL Property Trust No 5

CFCL Statutory Fund Options Trust

CFCL Structured Investment Fund

CFM (ADF) Limited

CFM (GIT) Balanced Fund

CFM General Investment Trust Capital Stable Fund

CFM General Investment Trust Hedged International Equities Fund

CFM General Investment Trust Managed Growth Fund

CFM General Investment Trust Portfolio Services Select Assets Fund

CFM Investment Fund

CFM Pooled Super Trust

CFM Retirement Fund (PKF)

CFM Rural Investment Fund

CFML Nominees Pty Ltd

CFS Managed Property Ltd

China Life - CMG Life Assurance Company Ltd

Chullora Equity Investment Partnership

Chullora Equity Investments (No1) Pty Limited

Chullora Equity Investments (No2) Pty Limited

Chullora Equity Investments (No3) Pty Limited

CIF (Hazelwood) Pty Limited

CIM Unit Trust Managers Ltd

CISL (Hazelwood) Pty Limited

CLGA Staff Superannuation Fund Pty Ltd

CLL Investments Limited

CLL Property Trust

CM Somerton Pty Ltd

CMG Asia (Philippines) Holding Limited

CMG Asia Life Holdings Limited

CMG Asia Ltd

CMG Asia Pensions and Retirements Ltd

CMG Asia Pty Ltd

CMG Asia Trustee Company Ltd

CMG CH China Funds Management Limited (50%)

CMG CH China Investments Ltd

CMG First State (HK) LLC

CMG First State Investment Holdings Singapore Limited

First State Investment Managers (Asia) Limited

CMG First State Investments (Bermuda) Ltd

CMG First State Investments (HK) Ltd

CMG First State Nominees (HK) Ltd

CMG Health Co Inc (Philippines)

CMG Holding (Thailand) Co Ltd

CMG Life Insurance Co Inc

CMG Mahon China Investment Management GP Ltd (Cayman Islands)

CMG Mahon China Investment Management Ltd

CMG Mahon China Investment Management Ltd (NZ)

CMG Plans Inc (Philippines)

CMLA Global Resources Fund

CMLA International Share Fund

CMLA Market Linked Australian Industrial Share Fund

CMLA Non Market Linked Australian Industrial Share Fund

CMLA Property Securities Fund

CMLA Statutory Funds Options Trust

Collateral Leasing Pty Limited

Collateral Sparad Limited Partnership No 1

Collateral Sparad Limited Partnership No 2

Collateral Sparad Limited Partnership No 3

Collateral Sparad Limited Partnership No 4

Collateral Sparad Limited Partnership No 5

Collateral Sparad Limited Partnership No 6

Colonial (Finwiz) Holdings Services Limited

Colonial (Staff) Australia Superannuation No.2 Ltd

Colonial (UK) Trustees Limited

Colonial AFS Services Pty Ltd

Colonial Agricultural Company Limited

Colonial Annuity Mortgage Trust

Colonial Asset Finance Pty Ltd

Colonial Asset Management Limited

Colonial Assurance Company of Australia and New Zealand Pty Ltd

Colonial Australia Superannuation Limited

Colonial Australian Share (CFS) Fund

Colonial Australian Share (Premixed) Fund

Colonial Australian Share Fund 1

Colonial Australian Share Fund 2

Colonial Australian Share Fund 3

Colonial Australian Share Fund 4

Colonial Balanced (Premixed) Fund

Colonial Capital Stable (Premixed) Fund

Colonial Cash (CFS) Fund

Colonial Diversified Growth (Premixed) Fund

Colonial e.Com Ltd

Colonial Employee Share Plan Pty Ltd

Colonial Employee Share Plan Trust

Colonial Fiji Life Ltd

Colonial Finance (Australia) Ltd

Colonial Finance (UK) Ltd

Colonial Finance Limited

Colonial Financial Corporation Limited

Colonial Financial Management Limited

Colonial Financial Planners Limited

Commonwealth Financial Solutions Pty Ltd

Colonial First State Australian Share Fund

Colonial First State Balanced Fund

Colonial First State Bricks & Mortar

Colonial First State Cash Fund

Colonial First State Cash Management Trust

Colonial First State Commercial Property Trust

Colonial First State Conservative Fund

Colonial First State Developing Companies Fund

Colonial First State Development Trust

Colonial First State Diversified Balanced Fund

Colonial First State Diversified Fund

Colonial First State e.CMT

Colonial First State Fund Managers (UK) Ltd

Colonial First State Fund Services Ltd

Colonial First State Future Leaders Fund

Colonial First State Geared Share Fund

Colonial First State Global Health & Biotechnology Fund

Colonial First State Global Resources Fund

Colonial First State Global Share Fund

Colonial First State Global Technology and Communications Fund

Colonial First State Group Ltd

Colonial First State Guaranteed Mortgage Fund - Entry

Colonial First State Guaranteed Mortgage Fund - Nil

Colonial First State High Growth Fund

Colonial First State Imputation Fund

Colonial First State Industrial Property Trust

Colonial First State Industrial Subsidiary Trust No 1

Colonial First State Industrial Subsidiary Trust No 2

Colonial First State Infrastructure Finance Fund 2001

Colonial First State Infrastructure Investment Fund 2001

Colonial First State International Assets Limited

Colonial First State Investment Managers (NZ) Limited

Colonial First State Investment Managers (UK) Limited

Colonial First State Investments (Fiji) Ltd

Colonial First State Investments (NZ) Ltd

Colonial First State Investments Limited

Colonial First State Ltd

Colonial First State Mortgage Fund

Colonial First State Pooled Super Trust

Colonial First State Premier CMT

Colonial First State Private Equity Ltd

Colonial First State Projects Pty Ltd

Colonial First State Property (NZ) Limited

Colonial First State Property Funds Management Ltd

Colonial First State Property Holdings No. 2 Pty Ltd

Colonial First State Property Holdings No. 3 Pty Ltd

Colonial First State Property Investment Ltd

Colonial First State Property Limited

Colonial First State Property Securities Fund

Colonial First State Retail Property Trust

Colonial First State Rollover & Superannuation Fund

Colonial First State Wholesale Americas Equities Fund

Colonial First State Wholesale Asian Equities Fund

Colonial First State Wholesale Australian Bond Fund

Colonial First State Wholesale Australian Share Fund

Colonial First State Wholesale Balanced Fund

Colonial First State Wholesale Bricks & Mortar Fund

Colonial First State Wholesale Cash Fund

Colonial First State Wholesale Cash-Plus Fund

Colonial First State Wholesale Conservative Fund

Colonial First State Wholesale Conservative Growth Fund

Colonial First State Wholesale Direct Property Fund

Colonial First State Wholesale Diversified Fixed Interest Fund

Colonial First State Wholesale Diversified Fund

Colonial First State Wholesale Geared Share Fund

Colonial First State Wholesale Global Health & Biotechnology
Fund

Colonial First State Wholesale Global Resources Fund

Colonial First State Wholesale Global Share Fund

Colonial First State Wholesale Global technology and
Communication Fund

Colonial First State Wholesale Guaranteed Mortgage Fund

Colonial First State Wholesale High Growth Fund

Colonial First State Wholesale High Yield Fund

Colonial First State Wholesale Imputation Fund

Colonial First State Wholesale Income Fund

Colonial First State Wholesale Industrial Share Fund

Colonial First State Wholesale International High Yield Fund

Colonial First State Wholesale Japanese Equities Fund

Colonial First State Wholesale Leaders Fund

Colonial First State Wholesale Pan-European Share Fund

Colonial First State Wholesale Property Securities Fund

Colonial First State Wholesale World Equities Fund

Colonial Fixed Interest (Premixed) Fund

Colonial Foundation Charitable Trust

Colonial Foundation Limited

Colonial Foundation Trust - Permanent Fund

Colonial Foundation Trust - Transitional Fund

Colonial Group Staff Superannuation Scheme

Colonial Health Care (Fiji) Ltd

Colonial Holding Company (No 2) Pty Ltd

Colonial Holding Company Pty Limited

Colonial Infrastructure Finance Fund 1996-5

Colonial Infrastructure Finance Fund 1997-3

Colonial Infrastructure Finance Fund 1997-4

Colonial Infrastructure Finance Fund 1998-2

Colonial Infrastructure Finance Fund 1999-1

Colonial Infrastructure Investment Fund 1997-3

Colonial Infrastructure Investment Fund 1997-4

Colonial Infrastructure Investment Fund 1998-1

Colonial Infrastructure Investment Fund 1998-2

Colonial Infrastructure Investment Fund 2001-1

Colonial Insurance Services Pty Ltd

Colonial International Factors Pty Ltd

Colonial International Holdings Pty Ltd

Colonial International Share (CFS) Fund

Colonial International Share (Premixed) Fund

Colonial International Share Fund 1

Colonial International Share Fund 2

Colonial Investment Company of Austalia Pty Ltd

Colonial Investment Services Ltd

Colonial Investments Holding Pty Ltd

Colonial LGA Holdings Ltd

Colonial Life (NZ) Ltd

Colonial Limited

Colonial Master Fund Approved Deposit Fund

Colonial Master Fund Investment Management Service

Colonial Master Fund Superannuation Fund

Colonial Masterfund Pre-Mixed Balanced Fund

Colonial Masterfund Pre-Mixed Growth Fund

Colonial Masterfund Pre-Mixed Income Fund

Colonial Masterfund Pre-Mixed Managed Equities Fund

Colonial Masterpac Superannuation fund

Colonial Mortgage Fund (CFS) Fund

Colonial Mortgage Trust

Colonial Mutual Choice Property Fund No 1

Colonial Mutual Deposit Services Ltd

Colonial Mutual Funds Ltd

Colonial Mutual Masterpac Superannuation Fund

Colonial Mutual Pace Personal Superannuation Fund

Colonial Mutual Personal Superannuation Fund

Colonial Mutual Property Group Pty Ltd

Colonial Mutual Property Trust No 1

Colonial Mutual Self-Employed Retirement Fund

Colonial Mutual Superannuation Fund for Self-Employed Persons

Colonial Mutual Superannuation Pty Ltd

Colonial Net Limited

Colonial Nominees No.3 Fund Pty Ltd

Colonial PCA Aust Staff Pension Scheme

Colonial PCA Aust Superannuation Scheme

Colonial PCA Australian Superannuation Ltd

Colonial PCA Holdings Pty Ltd

Colonial PCA Properties Limited

Colonial PCA Pty Ltd

Colonial PCA Services Ltd

Colonial PCA Staff Superannuation Ltd

Colonial Pension Fund

Colonial Personal Super Fund

Colonial Portfolio Retirement Fund

Colonial Portfolio Services Ltd

Colonial Promotions Pty Ltd

Colonial Property Management (NSW) Pty Ltd

Colonial Property Management (QLD) Pty Ltd

Colonial Property Management (SA) Pty Ltd

Colonial Property Management (VIC) Pty Ltd

Colonial Property Management (WA) Pty Ltd

Colonial Property Securities (CFS) Fund

Colonial Property Securities (Premixed) Fund

Colonial Property Securities Fund 1

Colonial Property Securities Fund 2

Colonial Protection Insurance Pty Ltd

Colonial Services (Fiji) Ltd

Colonial Services Pty Ltd

Colonial Share Plan Trust

Colonial Mutual Social Club Inc

Colonial South Australia Ltd

Colonial State Residual (No 1) Pty Ltd

Colonial State Residual (No 2) Pty Ltd

Colonial Statutory Funds Management Ltd

Colonial Super Retirement Fund

Colonial Superannuation Fund

Colonial Superannuation Master Trust (Colonial Easy Options ROSCO & PPP)

Colonial Superannuation Services Limited

Colonial Tasman Pty Ltd

Colonial Trade Services (Hong Kong) Pty Ltd

Colonial Trustees (NZ) Ltd

Colonial UK Staff Pension Trustees Ltd

Colonial Unit Trust Managers (NZ) Ltd

Commonwealth Airports Fund

Commonwealth Alternative Equity Fund

Commonwealth Asia Pacific Share Fund

Commonwealth Asian Equity Trust(duplication see below)

Commonwealth Australian Bond Fund

Commonwealth Australian Share Fund

Commonwealth Balanced Fund

Commonwealth Bank Approved Deposit Fund

Commonwealth Bank of Australia Limited

Commonwealth Bank Officers Superannuation Corporation Pty
Limited

Commonwealth Bank Staff Community Fund

Commonwealth Bank Vodafone Leveraged Lease No.1 Partnership

Commonwealth Bond Fund

Commonwealth Capital Corporation Limited

Commonwealth Capital Limited

Commonwealth Cash Fund

Commonwealth Cash Management Trust

Commonwealth Custodial Services (New Zealand) Ltd

Commonwealth Custodial Services Limited

Commonwealth Development Bank of Australia Limited

Commonwealth Diversified (Restricted) Credit Fund

Commonwealth Diversified Australian Fixed Interest Fund

Commonwealth Diversified Credit Fund

Commonwealth Diversified Credit Plus Fund

Commonwealth Diversified Credit Plus Fund No. 3

Commonwealth Diversified Share Fund

Commonwealth Fleet Lease Pty Limited

Commonwealth Foundation Australian Bond Fund

Commonwealth Foundation Australian Share Fund

Commonwealth Foundation Consensus Fund

Commonwealth Foundation International Bond Fund

Commonwealth Foundation International Share Fund

Commonwealth Foundation Property Securities Fund

Commonwealth Funds Management Limited

Commonwealth Funds Management Ltd Pooled Superannuation Trust

Commonwealth Group Pty Limited

Commonwealth Growth Fund

Commonwealth Hedged International Fixed Interest Fund

Commonwealth Hybrid Property Fund

Commonwealth Imputation Share Fund

Commonwealth Income Fund

Commonwealth Infrastructure &  Utilities Fund

Commonwealth Infrastructure T1 Fund

Commonwealth Insurance Holdings Limited

Commonwealth Insurance Limited

Commonwealth International Bond Fund

Commonwealth International Real Estate Trust

Commonwealth International Share Fund

Commonwealth Investment Services Limited

Commonwealth Investments Pty Limited

Commonwealth Life Limited

Commonwealth Life Limited Property Trust

Commonwealth Life Personal Superannuation Fund

Commonwealth Life Superannuation Mastertrust

Commonwealth Lifetime Australian Active 0 - 3 Year Maturities Bond Fund

Commonwealth Lifetime Australian Active 0 - 5 Year Maturities Bond Fund

Commonwealth Lifetime Australian Active All Maturities Bond Fund

Commonwealth Lifetime Australian Active Share Fund

Commonwealth Lifetime Australian Cash Fund

Commonwealth Lifetime Australian Indexed All Maturities Bond Fund

Commonwealth Lifetime Australian Indexed Enhanced Share Fund

Commonwealth Lifetime Australian Indexed Share Fund

Commonwealth Lifetime Australian Index-Linked Bond Fund

Commonwealth Lifetime Australian Private Equity Fund

Commonwealth Lifetime Australian Savings Option Fund

Commonwealth Lifetime Direct Listed Property Fund

Commonwealth Lifetime Direct Property Fund

Commonwealth Lifetime International Bond Fund

Commonwealth Lifetime International Share Fund

Commonwealth Lifetime Listed Property Fund

Commonwealth Lifetime Private Equity Fund

Commonwealth Managed Investments Limited

Commonwealth Master Australian Shares Fund

Commonwealth Master Capital Defensive Fund

Commonwealth Master Conservative Fund

Commonwealth Master Diversified Australian Shares Fund

Commonwealth Master Growth Fund

Commonwealth Master Managed Fund

Commonwealth Master Shares Fund

Commonwealth Mortgage Fund

Commonwealth Premium Asian Equity Fund

Commonwealth Premium Cash Enhanced Fund

Commonwealth Premium Cash Management Fund

Commonwealth Premium Cash Plus Fund

Commonwealth Premium International Equity Fund

Commonwealth Property Diversified Pool

Commonwealth Property Fund

Commonwealth Property Hotel Fund

Commonwealth Property Investment Fund

Commonwealth Property Investment Trust

Commonwealth Property Office Fund

Commonwealth Property Pty Ltd

Commonwealth Property Securities Fund

Commonwealth Securities (Japan) Pty Limited

Commonwealth Securities Limited

Commonwealth Share Income Fund

Commonwealth Tracker Enhanced Australian Share Fund

Commonwealth Wholesale Australian Bond Fund

Commonwealth Wholesale Australian Equities Trust

Commonwealth Wholesale Australian Share Fund

Commonwealth Wholesale Australian Share Income Fund

Commonwealth Wholesale Cash Management Trust

Commonwealth Wholesale Diversified Australian Shares Fund

Commonwealth Wholesale Diversified Fixed Interest Fund

Commonwealth Wholesale Diversified Listed Property Securities Fund

Commonwealth Wholesale International Share Fund

Commonwealth Wholesale Property Securities Fund

Commonwealth Wholesale Small Companies Fund

Comsec Nominees Pty Limited

Comsec Trading Limited

Continental Assurance Pty Limited

Count First Australian Share Fund

CPSL International Share Fund

CPSL Investments

CPSL Master Fund Investment Division

CSI Services (UK) Ltd

CST Securitisation Management Limited

CTB Australia Limited

Cyberlynx Procurement Services Pty Limited

Cyberlynx Supplier Hub Pty Ltd

Darontin Pty Limited

DBCV Pty Limited

Direct Australian Pty Limited

Electronic Financial Technologies Pty. Limited

Emerald Holding Company Limited

Eon CMG Life Assurance Berhard (Malaysia)

Esplanade Property Trust

Fazen Pty Ltd

Financial Wisdom Limited

Finlay Crisp Centre Trust

First Australian Pty Limited

First Custodial Services Pty Ltd

First State Investments (UK Holdings) Ltd

Fleet Care Services Pty Limited

Fouron Pty Ltd

Franchise Services (NZ) Ltd

GATX Rail (Australia) Pty Limited

GATX Rail (BY-1) Pty Limited

GATX Rail (BY-2) Pty Limited

GATX Rail (BY-3) Pty Limited

GATX Rail (BY-4) Pty Limited

GaTX Rail (SW-1) Pty Limited

GATX Rail (SW-2) Pty Limited

GaTX Rail (SW-3) Pty Limited

GaTX Rail (SW-4) Pty Limited

GATX Rail (Victoria) Pty Limited

Generic Loan asset securitisation structures Limited

Gold Star Mortgage Management Pty Limited

Gold Star Trust No. 1

Grosvenor Place Partnership

Grosvenor Place Pty Limited

Hanlin Hill Pty Ltd

Harford Pty Limited

Hazelwood Investment Company Pty Limited

H-G Capital Investments Ltd

H-G Capital Ltd

H-G Development Custodians Pty Ltd

H-G Development Ltd

H-G Fund 5 Custodians Pty Ltd

H-G Ventures Investments Ltd

H-G Ventures Ltd

HIC Finance Pty Limited

Homepath Pty Limited

Hunter Trust

I1 Trust

Industry Fund Services Pty Ltd

Industry Funds Administration Pty Ltd

Industry Funds Administration Pty Ltd (50%)

Industry Funds Credit Control Pty Ltd

Infravest (No 1) Limited

Infravest (No 2) Limited

Interstate Banking Services Pty Ltd

Investment Co Pty Ltd

Investors Life Insurance Co of Australia Pty Ltd

IPAC Executive Share Plan Trust

Jacques Martin Administration and Consulting Pty Ltd

Jacques Martin Industry Funds Administration Pty Ltd

Jacques Martin New Zealand Ltd

Jacques Martin Pty Ltd

JMIFA Partners PTY Ltd (50%)

JMIFA Super Partners Pty Ltd

Kent Street Trust

Keystone Financial Services Ltd

L&G Infrastructure Finance Fund 1996-2

L&G Infrastructure Finance Fund 1996-3

L&G Infrastructure Finance Fund 1996-4

L&G Infrastructure Fund 1996-5

Landmark Superannuation Funds

Lazarose Pty Ltd

Leaseway Transportation Pty Ltd

Legal & General Life of Australia Ltd and SGIO Ltd

Legal & General Special Infrastructure Fund 1996-4

Legener (Australia) Pty Ltd

LG Inc

Lonex Pty Ltd

Lyrech Pty Limited

Mason Street Holdings (No.2) Pty Limited

Mason Street Holdings Pty Limited

Mastercare Superannuation Fund

Mastertrust Premixed Wholesale Australian Share Fund

Mastertrust Premixed Wholesale Balanced Fund

Mastertrust Premixed Wholesale Captial Stable Fund

Mastertrust Premixed Wholesale Diversified Growth Fund

Mastertrust Premixed Wholesale Fixed Interest Fund

Mastertrust Premixed Wholesale International Share Fund

Mastertrust Premixed Wholesale Property Securities Fund

Mastertrust Wholesale Australian Share Fund 1

Mastertrust Wholesale Australian Share Fund 2

Mastertrust Wholesale Australian Share Fund 3

Mastertrust Wholesale Australian Share Fund 4

Mastertrust Wholesale International Share Fund 1

Mastertrust Wholesale International Share Fund 2

Mastertrust Wholesale Property Securities Fund 1

Mastertrust Wholesale Property Securities Fund 2

Micropay Pty Limited

Midland Gate Partnership

Midland Trust

Milberry Trust

Mitchelton Vineyards Pty Ltd

Mitsubishi Motor Vehicle Fleet Lease Facility No.2 Partnership

Mitsubishi Motor Vehicle Fleet Lease Partnership

MMAL Fleet Lease Arranger Pty Limited

MTE Lessor 1 Pty Ltd

MTE Lessor 2 Pty Ltd

MTE Lessor 3 Pty Ltd

MTE Lessor 4 Pty Ltd

MTE Lessor 5 Pty Ltd

MTE Nominee Partner Pty Ltd

MTE Debt Vehicle Pty Ltd

MTE Leasing Partnership

National Bank of Fiji Ltd

NEG Bayside Franchise Lease Partnership

NEG Swanston Franchise Lease Partnership

Newbridge Pty Limited

Nimitz Nominees Pty Ltd

Obbut Pty Limited

October Nominees Pty Limited

Officers Superannuation Fund

Onslow Properties Pty Ltd

Ozdaq Hi Tech Index Fund

P & B Properties Pty Ltd

Pacific View Business Park

Parramatta Charles Unit Trust

Perpetual Stock Pty Limited

PFHL No 2 Super Fund

PFM Holdings Pty Limited

Pharmacy Finance Ltd

Pica Nominees Pty Ltd

PPS Nominees Pty Limited

PPTV Pty Ltd

Premier Financial Planning Group Ltd ( in liquidation)

Prime Investment Entity Limited

Private Property Syndicate Trust

Prudential Australian Agents Superannuation Scheme

Prudential Business Centre (SA) Pty Ltd

Prudential Business Centre (Vic) Pty Ltd

Prudential Staff Pension Scheme

PT Astra CMG Life (Indonesia)

PT Bank Commonwealth

Puerto Limited

Put Option Properties Limited

R1 Trust

Ranec Pty Limited

Retail Area Franchise financing Pty Ltd

Retail Investor Pty Limited

Riccarton Mall Trust

Roodhill Nominees Ltd

RVG Administration Company Pty Ltd

SA Government Motor Vehicle Fleet Security Trust

SBN Nominees Pty Ltd

SBN Staff Distress Fund Pty Ltd

SBNSW (Delaware) Inc

SBSBS Pty Ltd

SBT Properties Pty Limited

SBV Asia Limited

SBV Nominees Limited

SBV Special Benefits Plan

SBV Staff Superannuation Pty Limited

Securitisation Advisory Services  Pty limited

Securitisation Custodian Pty Limited

Securitisation Management Co Pty Limited  (HFV6 Pty Ltd as of 15/7/02)

SEMCL - CBA Holds all units in SEMCL Unit Trust No.1

Senator House Investments (UK) Ltd

Senbary Pty Limited

SGIC Brand Pty Ltd

SGIC Personal Superannuation Fund

Share Direct Nominees Pty Limited

Share Investments Pty Limited

SIF Railway No.1 Pty Limited

South Australian Fleet Lease Arranger Pty Ltd

South Australian Government Motor Vehicle Fleet Partnership

Southbank Trust

Southcap Pty Ltd

Sovereign Limited

Sovereign Service Corporation (NZ) Limited

Sovereign Services (NZ) Limited

Sovereign Superannuation Trustees Limited

Sovereign Trustee Services (NZ) Ltd

Sparad (No 16) Pty Limited

Sparad (No 17) Pty Limited

Sparad (No 20) Pty Limited

Sparad (No 21) Pty Limited

Sparad (No 22) Pty Limited

Sparad (No 24) Pty Limited

Sparad (No 26) Pty Limited

Sparad (No 27) Pty Limited

Sparad (No 28) Pty Limited

Sparad (No 29) Pty Limited

Sparad (No 30) Pty Limited *

Sparad (No 31) Pty Limited

SPC1 Pty Ltd

SPC2 Pty Ltd

SPPS Discretionary Trust

SPPS Partnership

Spring Trust

State Bank of New South Wales Ltd

State Nominees Limited

Statebank Supersafe Approved Deposit Fund

Statutory Annuity Investments Fund

Statutory Cash Fund

Statutory Fixed Interest Fund

Stewart Ivory & Company (International) Ltd

Stewart Ivory & Company Ltd

Stewart Ivory Group ESOP Trustee Ltd

Stewart Ivory Holdings Ltd

Stewart Ivory Nominees Ltd

Stewart Ivory Unit Trust Managers Ltd

Stewart Olim Ltd

Super Partners Pty Ltd

Super Trustees of New Zealand Ltd

Superannuation  & Investment Research Pty Ltd (SIR)

SuperChoice

SuperSelect

SuperTrace Eligible Rollover Fund

TAA (Comm) Leveraged Lease Partnership 1985

TAA Colonial Growth Trust

TAA Colonial Investment Account Trust

TAA Colonial Managed Trust

TAA Colonial Shareholder Trust

TAA Colonial Stable Trust

TAA Colonial Traditional Trust

Tactical Global Management Limited

TB Staff Superannuation Fund Pty Ltd

TFC Pty Ltd (not part of the Colonial Group)

The 210 Bannister Trust

The CFM Retirement Fund

The Colonial Financial Management Retirement Fund

The Colonial Group Pty Limited

The Colonial Mutual Life Assurance Society Ltd

The Colonial State Residual Discretionary Trust

The Colonial State Residual Unit Trust

The King Trust

The Mason Street (No. 2) Unit Trust

The Mason Street Holdings Trust

The Prudential Assurance Co. Ltd Pension Scheme

Tracker Index Management Limited

Trust Bank Staff Superannuation Fund

Vanoti Pty Ltd

Victoria Avenue Trust

Victorian Fleet Lease Arranger Pty Limited

Vodafone Australia Trust I

Vodafone Australia Trust II

Vodafone Australia Trust III

Westpac Plaza Partnership

Wezen Pty Ltd

Wilshire 10880 Corporation

Wilshire 10960 Corporation

Windsor Bartholomew Services Pty Ltd

Woolworths Float Trust

Yertabulti Pty Ltd

                                TABLE OF CONTENTS

                                                                            PAGE

1.       Purchase and Sale....................................................3

2.       Offering.............................................................3

3.       Delivery and Payment.................................................3

4.       Representations and Warranties.......................................4

         I.       Representations and Warranties of
                  the Issuer Trustee..........................................4

         II.      Representations and Warranties of
                  the CBA Parties.............................................6

         III.     Representations and Warranties of
                  the Manager.................................................9

5.       Covenants and Agreements............................................11

         I.       Covenants and Agreements of the
                  Issuer Trustee.............................................11

         II.      Covenants and Agreements of the CBA
                  Parties....................................................12

         III.     Selling Restrictions.......................................16

         IV.      Manager Direction to Issuer Trustee........................18

         V.       Covenants and Agreements of the
                  Underwriters...............................................18

6.       Conditions to the Obligations of the
         Underwriters........................................................22

7.       Indemnification and Contribution....................................24

8.       Termination.........................................................29

9.       Effectiveness of Agreement; Default of
         Underwriters........................................................29

10.      Expenses Upon Termination...........................................30

11.      Successors..........................................................30

12.      Certain Matters Relating to the Issuer
         Trustee.............................................................30

13.      Actions by Representative; Notices..................................31

14.      Counterparts; Applicable Law........................................31

15.      Submission to Jurisdiction..........................................31

16.      Appointments of Process Agent.......................................32

17.      Currency Indemnity..................................................33



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